                                                                 Exhibit 4.1

- -------------------------------------------------------------------------------

                             TERRA INDUSTRIES INC.

                                      and

                       FIRST TRUST NATIONAL ASSOCIATION,
                                    Trustee

                                   INDENTURE

                           Dated as of June 22, 1995

                         10 1/2% Senior Notes due 2005

- -------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE
                             ---------------------

TIA SECTIONS                                              INDENTURE SECTIONS
- ------------                                              ------------------
(S) 310       (a)(1).....................................          7.09
              (a)(2).....................................          7.09
              (b)........................................   7.07; 10.02
(S) 311       ...........................................          7.04
(S) 313       (a)........................................          7.05
(S) 314       (a)........................................   4.18; 10.02
              (a)(4).....................................          4.17
              (c)(1).....................................         10.03
              (c)(2).....................................         10.03
              (e)........................................         10.04
(S) 315       (a)........................................          7.01
(S) 316       (a) (last sentence)........................          2.07
              (a)(1)(A)..................................          6.05
              (a)(1)(B)..................................          6.04
              (b)........................................          6.07
(S) 317       (a)(1).....................................          6.08
              (a)(2).....................................          6.09
(S) 318       (a)........................................         10.01
              (c)........................................         10.01


Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----
PARTIES.....................................................................   1
RECITALS....................................................................   1
ARTICLE 1  Definitions and Incorporation by Reference.......................   1
           SECTION 1.01       Definitions...................................   1
           SECTION 1.02       Incorporation by Reference of Trust Indenture
                              Act...........................................  22
           SECTION 1.03       Rules of Construction.........................  23
ARTICLE 2  The Securities...................................................  23
           SECTION 2.01       Form and Dating...............................  23
           SECTION 2.02       Execution, Authentication and Denominations...  24
           SECTION 2.03       Registrar and Paying Agent....................  25
           SECTION 2.04       Paying Agent to Hold Money in Trust...........  25
           SECTION 2.05       Transfer and Exchange.........................  26
           SECTION 2.06       Replacement Securities........................  29
           SECTION 2.07       Outstanding Securities........................  29
           SECTION 2.08       Temporary Securities..........................  29
           SECTION 2.09       Cancellation..................................  30
           SECTION 2.10       CUSIP Numbers.................................  30
           SECTION 2.11       Defaulted Interest............................  30
           SECTION 2.12       Form of Legend on Restricted Securities.......  30

                                                                            Page
                                                                            ----
           SECTION 2.13       Form of Legend for Book-Entry Securities......  31
ARTICLE 3  Redemption..................................................... .  32
           SECTION 3.01       Right of Redemption...........................  32
           SECTION 3.02       Notices to Trustee............................  32
           SECTION 3.03       Selection of Securities to Be Redeemed........  32
           SECTION 3.04       Notice of Redemption..........................  33
           SECTION 3.05       Effect of Notice of Redemption................  34
           SECTION 3.06       Deposit of Redemption Price...................  34
           SECTION 3.07       Payment of Securities Called for Redemption...  34
           SECTION 3.08       Securities Redeemed in Part...................  34
ARTICLE 4  Covenants........................................................  35
           SECTION 4.01       Payment of Securities.........................  35
           SECTION 4.02       Maintenance of Office or Agency...............  36
           SECTION 4.03       Limitation on Indebtedness....................  36
           SECTION 4.04       Limitation on Restricted Payments.............  40
           SECTION 4.05       Limitation on Dividend and Other
                              Payment Restrictions Affecting
                              Restricted Subsidiaries.......................  44
           SECTION 4.06       Limitation on the Issuance of Capital
                              Stock of Restricted Subsidiaries..............  45
           SECTION 4.07       Limitation on Transactions with
                              Shareholders and Affiliates...................  46
           SECTION 4.08       Limitation on Liens...........................  47
           SECTION 4.09       Limitation on Sale-Leaseback
                              Transactions..................................  48

                                                                            Page
                                                                            ----
           SECTION 4.10       Limitation on Asset Sales.....................  49
           SECTION 4.11       Repurchase of Securities upon Change of
                              Control.......................................  52
           SECTION 4.12       Corporate Existence...........................  53
           SECTION 4.13       Payment of Taxes and Other Claims.............  53
           SECTION 4.14       Notice of Defaults and Other Events...........  54
           SECTION 4.15       Maintenance of Properties and Insurance.......  54
           SECTION 4.16       Amendments to Limited Partnership
                              Agreements....................................  54
           SECTION 4.17       Compliance Certificates.......................  55
           SECTION 4.18       Commission Reports and Reports to
                              Holders.......................................  55
           SECTION 4.19       Waiver of Stay, Extension or Usury
                              Laws..........................................  56
ARTICLE 5  Successor Corporation............................................  56
           SECTION 5.01       When Company May Merge, Etc...................  56
           SECTION 5.02       Successor Corporation Substituted.............  57
ARTICLE 6  Default and Remedies.............................................  58
           SECTION 6.01       Events of Default.............................  58
           SECTION 6.02       Acceleration..................................  60
           SECTION 6.03       Other Remedies................................  60
           SECTION 6.04       Waiver of Past Defaults.......................  61
           SECTION 6.05       Control by Majority...........................  61
           SECTION 6.06       Limitation on Suits...........................  61
           SECTION 6.07       Rights of Holders to Receive Payment..........  62

                                                                            Page
                                                                            ----
           SECTION 6.08       Collection Suit by Trustee....................  62
           SECTION 6.09       Trustee May File Proofs of Claim..............  62
           SECTION 6.10       Priorities....................................  63
           SECTION 6.11       Undertaking for Costs.........................  63
           SECTION 6.12       Restoration of Rights and Remedies............  64
           SECTION 6.13       Rights and Remedies Cumulative................  64
           SECTION 6.14       Delay or Omission Not Waiver..................  64
ARTICLE 7  Trustee..........................................................  64
           SECTION 7.01       Rights and Duties of Trustee..................  64
           SECTION 7.02       Individual Rights of Trustee..................  66
           SECTION 7.03       Trustee's Disclaimer..........................  66
           SECTION 7.04       Notice of Default.............................  66
           SECTION 7.05       Reports by Trustee to Holders.................  66
           SECTION 7.06       Compensation and Indemnity....................  66
           SECTION 7.07       Replacement of Trustee........................  67
           SECTION 7.08       Successor Trustee by Merger, Etc..............  68
           SECTION 7.09       Eligibility...................................  68
ARTICLE 8  Discharge of Indenture...........................................  69
           SECTION 8.01       Termination of Company's Obligations..........  69
           SECTION 8.02       Defeasance and Discharge of Indenture.........  70
           SECTION 8.03       Defeasance of Certain Obligations.............  72
           SECTION 8.04       Application of Trust Money....................  74
           SECTION 8.05       Repayment to Company..........................  74
           SECTION 8.06       Reinstatement.................................  75

                                                                            Page
                                                                            ----
ARTICLE 9  Amendments, Supplements and Waivers..............................  75
           SECTION 9.01       Without Consent of Holders....................  75
           SECTION 9.02       With Consent of Holders.......................  76
           SECTION 9.03       Revocation and Effect of Consent..............  77
           SECTION 9.04       Notation on or Exchange of Securities.........  77
           SECTION 9.05       Trustee to Sign Amendments, Etc...............  77
           SECTION 9.06       Conformity with Trust Indenture Act...........  78
ARTICLE 10 Miscellaneous....................................................  78
           SECTION 10.01      Trust Indenture Act of 1939...................  78
           SECTION 10.02      Notices.......................................  78
           SECTION 10.03.     Certificate and Opinion as to Conditions
                              Precedent.....................................  79
           SECTION 10.04      Statements Required in Certificate or
                              Opinion.......................................  79
           SECTION 10.05      Rules by Trustee, Paying Agent or
                              Registrar.....................................  80
           SECTION 10.06      Payment Date Other Than a Business
                              Day...........................................  80
           SECTION 10.07      GOVERNING LAW.................................  80
           SECTION 10.08      No Adverse Interpretation of Other
                              Agreements....................................  80
           SECTION 10.09      No Recourse Against Others....................  80

                                                                            Page
                                                                            ----
          SECTION 10.10    Successors.......................................  80
          SECTION 10.11    Duplicate Originals..............................  81
          SECTION 10.12    Separability.....................................  81
          SECTION 10.13    Table of Contents, Headings, Etc.................  81

EXHIBIT A
APPENDIX I

          INDENTURE dated as of June 22, 1995, between TERRA INDUSTRIES INC., a Maryland corporation (the "Company"), and FIRST TRUST NATIONAL ASSOCIATION, a national banking association, Trustee (the "Trustee").


                            RECITALS OF THE COMPANY


          The Company has duly authorized the creation of an issue of 10 1/2% Senior Notes due 2005, Series A (the "Series A Securities"), and an issue of
10 1/2% Senior Notes due 2005, Series B (the "Series B Securities," and together with the Series A Securities, the "Securities"), in the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture (each of the Series A Securities and the Series B Securities shall sometimes be referred to hereinafter as a "series"). The outstanding principal amount of the Series A Securities and Series B Securities, in the aggregate, shall not exceed $200 million taken as a whole.

          All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done and the Company has done all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

          This Indenture is subject, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.


                     AND THIS INDENTURE FURTHER WITNESSETH


          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

                                   ARTICLE 1

                   Definitions and Incorporation by Reference

          SECTION 1.01 Definitions.

          "Acceleration Notice" has the meaning provided in Section 6.02 of this Indenture.

          "Acquired Indebtedness" is defined to mean Indebtedness of a Person existing at the time such Person became a Subsidiary and not Incurred in connection with, or in contemplation of, such Person becoming a Subsidiary.

          "Additional Interest" has the meaning provided in Section 4.01 of this Indenture.

          "Adjusted Consolidated Net Income" is defined to mean, for any period, the aggregate net income (or loss) of any Person and its consolidated Subsidiaries for such period determined in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (a) the net income (or loss) of such Person (other than net income (or loss) attributable to a Subsidiary of such Person) in which any other Person (other than such Person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Subsidiaries by such other Person during such period; (b) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (iii) of the first paragraph of Section 4.04 of this Indenture (and in such case, except to the extent includable pursuant to the foregoing clause (a)), the net income (or loss) of such Person accrued prior to the date it becomes a Subsidiary of any other Person or is merged into or consolidated with such other Person or any of its Subsidiaries or all or substantially all the property and assets of such Person are acquired by such other Person or any of its Subsidiaries; (c) the net income (or loss) of any Subsidiary of any Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary; (d) any gains or losses (on an after-tax basis) attributable to Asset Sales; (e) except for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (iii) of the first paragraph of Section 4.04 of this Indenture, any amounts paid or accrued as dividends on Preferred Stock of such Person or Preferred Stock of any Subsidiary (other than the Partnerships) of such Person owned by Persons other than such Person or any of its Subsidiaries; (f) all extraordinary gains and extraordinary losses; and (g) all noncash charges reducing net income of such Person that relate to stock options or stock appreciation rights and all cash payments reducing net income of such Person that relate to stock options or stock appreciation rights; provided, however, that, solely for the purpose of calculating the Interest Coverage Ratio (and in such case, except to the extent includable pursuant to clause (a) above), "Adjusted Consolidated Net Income" of such Person shall include the amount of all cash dividends or other cash distributions received by such Person or any Subsidiary of such Person from an Unrestricted Subsidiary.

          "Affiliate" is defined to mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" is defined to mean any Registrar, Paying Agent, authenticating agent or co-registrar.

          "Asset Acquisition" is defined to mean (a) an investment by the Company or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged or consolidated with the Company or any of its Subsidiaries; or
(b) an acquisition by the Company or any of its Subsidiaries of the assets of any Person other than the Company or any of its Subsidiaries that constitutes substantially all of a division or line of business of such Person.

          "Asset Disposition" is defined to mean the sale or other disposition by the Company or any of its Subsidiaries (other than to the Company or another Subsidiary of the Company) of (a) all or substantially all the Capital Stock of any Subsidiary of the Company or (b) all or substantially all the assets that constitute a division or line of business of the Company or any of its Subsidiaries.

          "Asset Sale" is defined to mean, with respect to any Person, any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by such Person or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries of (a) all or any of the Capital Stock of any Subsidiary of such Person; (b) all or substantially all the assets of an operating unit or business of such Person or any of its Subsidiaries; or (c) any other assets of such Person or any of its Subsidiaries outside the ordinary course of business of such Person or such Subsidiary and, in each case, that is not governed by the provisions of Article 5 of this Indenture; provided, however, that, for purposes of determining the restrictions under Section 4.10 of this Indenture, sales, transfers or other dispositions of inventory, receivables and other current assets shall not be included within the meaning of "Asset Sale."

          "Attributable Indebtedness" is defined to mean, when used in connection with a sale-leaseback transaction referred to in Section 4.09 of this Indenture, at any date of determination, the product of (a) the net proceeds from such sale-leaseback transaction, and (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale-leaseback transaction (without regard to any options to renew or extend such term) remaining at the date of the making of such computation, and the denominator of which is the number of full years of the term of such lease (without regard to any options to renew or extend such term) measured from the first day of such term.

          "Average Life" is defined to mean, at any date of determination with respect to any debt security, the quotient obtained by dividing (a) the sum of the product of (i) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security multiplied by (ii) the amount of such principal payment, by (b) the sum of all such principal payments.

          "Board of Directors" is defined to mean the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under this Indenture.

          "Board Resolution" is defined to mean a copy of a resolution, certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Book-Entry Security" is defined to mean a Security represented by a Global Security.

          "Business Day" is defined to mean any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized or obligated by law to be closed.

          "Canadian Credit Agreement" is defined to mean the Revolving Term Credit Facility dated as of April 2, 1993, as amended, between Terra Canada and The Bank of Nova Scotia (or any successors thereto), together with all the other documents related thereto (including, without limitation, any Guarantees and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, extended, renewed, replaced or otherwise modified from time to time, including, without limitation, any agreement increasing the amount thereof in accordance with the limitations in this Indenture and any agreement extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers or Guarantors thereunder that are Subsidiaries of the Company) all or any portion of the Indebtedness under such agreements or any successor agreements.

          "Capital Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of such Person's capital stock or equity interests in a partnership, joint venture, limited liability company or other equity that is outstanding or issued on or after the date of this Indenture, including, without limitation, all Common Stock and Preferred Stock.

          "Capitalized Lease" is defined to mean, as applied to any Person, any lease of any property (whether real, personal or mixed) the discounted present value of the rental obligations of such Person as lessee of which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligation" is defined to mean the rental obligations, as aforesaid, under such lease.

          "Change of Control" is defined to mean such time as (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Minorco or any of its Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than fifty percent (50%) of the total voting power of the then outstanding Voting Stock of the Company; or (b) individuals who at the beginning of any period of two consecutive calendar years constituted the board of directors of the Company (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the board of directors of the Company then still in office who either were members of the board of directors of the Company at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the board of directors of the Company then in office.

          "Change of Control Offer" has the meaning provided in Section 4.11 of this Indenture.

          "Change of Control Payment" has the meaning provided in Section 4.11 of this Indenture.

          "Change of Control Payment Date" has the meaning provided in Section
4.11 of this Indenture.

          "Closing Date" is defined to mean the date on which the Series A Securities are originally issued under this Indenture.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

          "Common Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, or common equity interests in a partnership, including, without limitation, all series and classes of such common stock, all the Common Units and the general partnership interests in the Partnerships.

          "Common Unit" is defined to mean a Common Unit as defined in the TNCLP Limited Partnership Agreement.

          "Company" is defined to mean Terra Industries Inc., a Maryland corporation, and its successors.

          "Consolidated EBITDA" is defined to mean, with respect to any Person for any period, the sum of the amounts for such period of (a) Adjusted Consolidated Net Income, (b) Consolidated Interest Expense, (c) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and nonrecurring gains or losses or sales of assets), (d) depreciation expense, (e) amortization expense, (f) minority interest and (g) all other noncash items reducing Adjusted Consolidated Net Income, less all noncash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP; provided, however, that, if a Person has any Subsidiary (other than the Partnerships) that is not a Wholly Owned Subsidiary of such Person, Consolidated EBITDA of such Person shall be reduced (to the extent not otherwise excluded by the definition of Adjusted Consolidated Net Income) by an amount equal to (i) the Adjusted Consolidated Net Income of such Subsidiary multiplied by (ii) the quotient of (A) the number of shares of outstanding Common Stock of such Subsidiary not owned on the last day of such period by such Person or any Subsidiary of such Person divided by (B) the total number of shares of outstanding Common Stock of such Subsidiary on the last day of such period; and provided further, however, that Consolidated EBITDA of such Person shall be reduced by amounts paid as distributions on limited partnership interests of either Partnership owned by Persons other than the Company or any of its Subsidiaries.

          "Consolidated Interest Expense" is defined to mean, with respect to any Person for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation (excluding, without limitation, amounts deferred by trade creditors until the occurrence of certain events) calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed by such Person) and all but the principal component of rentals in respect of

Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by such Person and its consolidated Subsidiaries during such period; excluding, however, (a) any amount of such interest of any Subsidiary of such Person if the net income (or loss) of such Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income for such Person pursuant to clause (c) of the proviso in the definition thereof (but only in the same proportion as the net income (or loss) of such Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income for such Person pursuant to clause (c) of the proviso in the definition thereof) and (b) any premiums, fees and expenses (and any amortization thereof) payable in connection with the recapitalization of the Company consummated in 1994, the Company's proposal to acquire all of the outstanding Senior Preference Units which was terminated in May 1995 and the Company's open market purchase program for up to five million Senior Preference Units approved in May 1995, all as determined on a consolidated basis in conformity with GAAP.

          "Consolidated Net Tangible Assets" is defined to mean the total amount of assets of the Company and its Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (a) all current liabilities of the Company and its consolidated Subsidiaries (excluding intercompany items) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recently available quarterly or year-end consolidated balance sheet of the Company and its consolidated Subsidiaries, prepared in conformity with GAAP.

          "Consolidated Net Worth" is defined to mean, at any date of determination, shareholders' equity as set forth on the most recently available quarterly or year-end consolidated balance sheet of the Company and its consolidated Subsidiaries, less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of the Company or any Subsidiary of the Company, each item to be determined in accordance with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

          "Corporate Trust Office" is defined to mean the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 180 East Fifth Street, St. Paul, Minnesota, 55101,
Attention:  Corporate Finance.

          "Credit Agreements" is defined to mean the Terra Credit Agreement and the Canadian Credit Agreement.

          "Currency Agreement" is defined to mean any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary thereafter.

          "Default" is defined to mean any event that, after the giving of notice or the passage of time or both, would constitute an Event of Default.

          "Depository" is defined to mean, with respect to the Securities issued in the form of one or more Book-Entry Securities, The Depository Trust Company ("DTC") or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

          "Event of Default" has the meaning provided in Section 6.01 of this Indenture.

          "Excess Proceeds" has the meaning provided in Section 4.10 of this Indenture.

          "Excess Proceeds Offer" has the meaning provided in Section 4.10 of this Indenture.

          "Excess Proceeds Payment" has the meaning provided in Section 4.10 of this Indenture.

          "Excess Proceeds Payment Date" has the meaning provided in Section
4.10 of this Indenture.

          "Exchange Act" is defined to mean the Securities Exchange Act of 1934, as amended.

          "Exchange Offer Registration Statement" is defined to mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, filed pursuant to the Securities Act pursuant to which the Series A Securities are exchanged for Series B Securities as provided in the Registration Rights Agreement.

          "GAAP" is defined to mean generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting

Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP, except that calculations made for purposes of determining compliance with the terms of the covenants set forth in Articles 4 and 5 and with other provisions of this Indenture shall be made without giving effect to (a) the amortization of any expenses incurred in connection with the recapitalization of the Company consummated in 1994, the Company's proposal to acquire all of the outstanding Senior Preference Units which was terminated in May 1995 and the Company's open market purchase program for up to five million Senior Preference Units approved in May 1995; and (b) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

          "Global Securities" is defined to mean a Security evidencing all or a part of the Securities to be issued as Book-Entry Securities issued to the Depository in accordance with Section 2.05.

          "Guarantee" is defined to mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Holder" or "Securityholder" is defined to mean the registered holder of any Security.

          "Incur" is defined to mean, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided, however, that neither the accrual of interest (whether such interest is payable in cash or in kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

          "Indebtedness" is defined to mean, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of such Person in respect of letters of credit, banker's acceptances, or other similar instruments (including reimbursement obligations with respect thereto); (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables; (e) all obligations of such Person as lessee under Capitalized Leases; (f) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination and (ii) the amount of such Indebtedness; (g) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; (h) all obligations in respect of borrowed money under the Credit Agreements and any Guarantees thereof; (i) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements; and (j) any Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability determined by such Person's board of directors, in good faith, as reasonably likely to occur, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and provided further, however, that Indebtedness shall not include (x) any liability for Federal, state, local or other taxes, (y) obligations of the Company or any of its Restricted Subsidiaries pursuant to Receivables Programs, or (z) obligations of the Company or any of its Restricted Subsidiaries pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of inventory at a time in the future.

          "Indenture" is defined to mean this Indenture as originally executed or as it may be amended, supplemented or otherwise modified from time to time pursuant to the applicable provisions of this Indenture.

          "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citicorp Securities, Inc.

          "Interest Coverage Ratio" is defined to mean, with respect to any Person on any Transaction Date, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the four fiscal quarters for which financial statements in respect thereof are available immediately prior to such Transaction Date to (y) the aggregate Consolidated Interest Expense of such Person during such four fiscal quarters. In making the foregoing calculation (which shall be made without duplication),
(a) pro forma effect shall be given to (i) any Indebtedness Incurred subsequent to the end of the four-fiscal-quarter period referred to in clause (x) and prior to the Transaction Date (other than Indebtedness Incurred under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) on the last day of such period), (ii) any Indebtedness Incurred during such period to the extent such Indebtedness is outstanding at the Transaction Date (with Indebtedness Incurred under a revolving credit or similar arrangement calculated as described in clause (c) below), and (iii) any Indebtedness to be Incurred on the Transaction Date (excluding Indebtedness to be Incurred under a revolving credit or similar arrangement in connection with an acquisition to the extent that Indebtedness under a revolving credit or similar arrangement was theretofore repaid with the proceeds of an offering of Capital Stock (other than Redeemable Stock) in which it was contemplated that the amount of such repayment would later be Incurred in connection with such acquisition), in each case as if such Indebtedness had been Incurred on the first day of such four-fiscal-quarter period and after giving pro forma effect to the application of the proceeds thereof as if such application had occurred on such first day; (b) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the average borrowing rate in effect during such four-fiscal-quarter period (taking into account any Interest Rate Agreement applicable to such Indebtedness) had been the applicable rate for the entire period; (c) Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit or similar facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period, as adjusted to eliminate the effects of any temporary repayment of such Indebtedness from proceeds of an offering of Capital Stock (other than Redeemable Stock) later applied to an acquisition as described in clause (a)(iii) above; (d) there shall be excluded on a pro forma basis from Consolidated Interest Expense any Consolidated Interest Expense related to any amount of Indebtedness that was outstanding during such four-fiscal-quarter period or thereafter but that is not outstanding or is to be repaid on the Transaction Date, except for Consolidated Interest Expense accrued (as adjusted pursuant to clause (b)) during such four-fiscal-quarter period under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any successor revolving credit or similar arrangement) on the Transaction Date; (e) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such four-fiscal-quarter period or thereafter and prior to the Transaction Date as if they had occurred and such proceeds had been applied on the first day of such four-fiscal-quarter period; (f) with respect to any such four-fiscal-quarter period commencing prior to the Closing Date, the Closing Date shall be deemed to have taken place on the first day of such period; and (g) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Subsidiary of the Company or has been merged with or into the Company or any Subsidiary of the Company during the four-fiscal-quarter period referred to above or subsequent to such period and prior to the Transaction Date and that would have been Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Subsidiary of the Company as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such period; provided, however, that, to the extent that clause (e) or (g) of this sentence requires that pro forma effect be given to an Asset Acquisition or an Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired for which financial statements are available.

          "Interest Payment Date" is defined to mean each semiannual interest payment date on June 15 and December 15 of each year, commencing December 15, 1995.

          "Interest Rate Agreement" is defined to mean any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary hereafter.

          "Interest Rate Increase" has the meaning provided in Exhibit A to this Indenture.

          "Investment" is defined to mean, with respect to any Person, any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or its Subsidiaries) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, any other Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04 of this Indenture, (a) the designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed an "Investment" by the Company in such newly designated Unrestricted Subsidiary in an amount (the "Investment Amount") equal to the fair market value of the assets of such Subsidiary that are required to be reflected on such Subsidiary's balance sheet in accordance with GAAP, less the total liabilities of such Subsidiary that are required to be reflected on such Subsidiary's balance sheet in accordance with GAAP, in each case on a consolidated basis, at the time that such Subsidiary is designated an Unrestricted Subsidiary, (b) the designation of an Unrestricted Subsidiary as a Restricted Subsidiary shall be deemed a reduction of Investments by the Company in Unrestricted Subsidiaries in an amount equal to the Investment Amount with respect to such Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (c) any property, other than cash or services, transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, with such value to be determined by the Board of Directors in good faith (whose determination shall be conclusive and evidenced by a Board Resolution) in any case in which the value of the properties transferred individually or in a series of related transactions exceeds $10 million.

          "Junior Preference Unit" is defined to mean a Junior Preference Unit as defined in the TNCLP Limited Partnership Agreement.

          "Lien" is defined to mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

          "Limited Partnership Agreement" is defined to mean either the TNCLP Limited Partnership Agreement or the TNLP Limited Partnership Agreement.

          "Minorco" is defined to mean Minorco, a company incorporated under the laws of Luxembourg as a societe anonyme.

          "Net Cash Proceeds" is defined to mean, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (a) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale; (b) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Subsidiaries, taken as a whole; (c) payments made to repay unsubordinated Indebtedness of the Company or

Indebtedness of any Restricted Subsidiary outstanding at the time of such Asset Sale that either (i) is secured by a Lien on the property or assets sold or (ii) is required to be paid as a result of such sale; and (d) appropriate amounts to be provided by the Company or any Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

          "Officer" is defined to mean, with respect to the Company, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

          "Officers' Certificate" is defined to mean a certificate signed by two Officers. Each Officers' Certificate (other than certificates provided pursuant to Section 4.17 of this Indenture) shall include the statements provided for in
Section 10.04 of this Indenture.

          "Operating Lease" is defined to mean, as applied to any Person, any lease of any property (whether real, personal or mixed) that is not a Capitalized Lease.

          "Opinion of Counsel" is defined to mean a written opinion signed by legal counsel who is acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or the Trustee. Each such Opinion of Counsel shall include the statements provided for in Section 10.04 of this Indenture.

          "Partnership" is defined to mean either TNCLP or TNLP.

          "Paying Agent" has the meaning provided in Section 2.03, except that, for the purposes of Article 8, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

          "Permitted Distribution" is defined to mean (a) the declaration and payment of any dividend or distribution by either Partnership on any of the Capital Stock of either thereof pursuant to the terms of either Limited Partnership Agreement; or (b) the purchase, redemption, retirement or other acquisition for value of outstanding Senior Preference Units, Junior Preference Units or Common Units (or any successor equity interest of either Partnership or any successor limited partnership, including any such equity interest received upon conversion or exchange of any Senior Preference Unit, Junior Preference Unit or Common Unit).

          "Permitted Investment" is defined to mean (a) the making of an Investment by the Company or any Restricted Subsidiary (other than the general partner of the

Partnerships) in a Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Company, so long as such Investment is for a valid business purpose and not for the primary purpose of making distributions on the Senior Preference Units from the proceeds of such Investment to any Person other than the Company or any of its Restricted Subsidiaries (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution); (b) the making of an Investment by the general partner of either Partnership in either thereof; or (c) the making of an Investment by one Partnership in the other Partnership.

          "Permitted Liens" is defined to mean (a) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (b) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (d) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (e) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries; (f) Liens (including extensions and renewals thereof) upon real or tangible personal property acquired after the Closing Date; provided, however, that (i) such Lien is created solely for the purpose of securing Indebtedness Incurred (A) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within 12 months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (B) to refinance any Indebtedness previously so secured, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (iii) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (g) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries; (h) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company of any of its

Subsidiaries relating to such property or assets; (i) any interest or title of a lessor in the property subject to any Capitalized Lease or Operating Lease; provided, however, that any sale-leaseback transaction related thereto complies with Section 4.09 of this Indenture; (j) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (k) Liens on property of, or on Capital Stock or Indebtedness of, any entity existing at the time such entity becomes, or becomes a part of, any Restricted Subsidiary; (l) Liens in favor of the Company or any Restricted Subsidiary; (m) Liens securing any real property or other assets of the Company or any Subsidiary of the Company in favor of the United States of America or any State, or any department, agency, instrumentality or political subdivision thereof, in connection with the financing of industrial revenue bond facilities or of any equipment or other property designed primarily for the purpose of air or water pollution control; provided, however, that any such Lien on such facilities, equipment or other property shall not apply to any other assets of the Company or such Subsidiary of the Company; (n) Liens arising from the rendering of a final judgment or order against the Company or any Subsidiary of the Company that does not give rise to an Event of Default; (o) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (q) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business or otherwise permitted under the terms of the Credit Agreements, in each case securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any of its Subsidiaries from fluctuations in the price of commodities; (r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Subsidiaries prior to the Closing Date; and (s) Liens on or sales of receivables and other Liens reasonably related to a Receivables Program.

          "Person" is defined to mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" is defined to mean any employee benefit plan, pension plan, management equity plan, stock option plan or similar plan or arrangement of the Company or any Subsidiary of the Company, or any successor plan thereof.

          "Preferred Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of such Person's preferred or preference stock, or preference equity interests in a partnership, whether now outstanding or issued after the date of this Indenture, including, without limitation, all series and classes of such preferred or preference stock, all the Senior Preference Units and all the Junior Preference Units.

          "Principal" of a debt security, including the Securities, is defined to mean the principal amount due on the Stated Maturity as shown on such debt security.

          "Principal Property" is defined to mean any real property (including related fixtures), plant or equipment owned or leased by the Company or any Restricted Subsidiary, other than real property, plant or equipment that, in the good faith determination of the Board of Directors (whose determination shall be conclusive and evidenced by a Board Resolution), is not of material importance to the respective businesses conducted by the Company or any Restricted Subsidiary as of the date of such determination; provided, however, that, unless otherwise specified by the Board of Directors, any real property (including related fixtures), plant or equipment with a fair market value of less than $5 million shall not be a "Principal Property."

          "Qualified Institutional Buyer" or "QIB" have the meanings provided in Rule 144A under the Securities Act.

          "Receivables Program" is defined to mean, with respect to any Person, obligations of such Person or its Subsidiaries pursuant to accounts or notes receivable securitization programs and any extension, renewal, modification or replacement of such programs, including, without limitation, any agreement increasing the amount of, extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations under such programs or any successor agreement or agreements.

          "Redeemable Stock" is defined to mean any class or series of Capital Stock of any Person that by its terms or otherwise is (a) required to be redeemed prior to the Stated Maturity of the Securities, (b) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities or (c) convertible into or exchangeable for Capital Stock referred to in clause (a) or (b) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Securities.

          "Redemption Date," when used with respect to any Security to be redeemed, is defined to mean the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price," when used with respect to any Security to be redeemed, is defined to mean the price at which such Security is to be redeemed pursuant to this Indenture.

          "Registered Exchange Offer" is defined to mean the exchange offer which may be effected pursuant to the Registration Rights Agreement.

          "Registrar" has the meaning provided in Section 2.03 of this Indenture.

          "Registration Rights Agreement" is defined to mean the agreement between the Company and the Initial Purchasers, dated as of June 22, 1995.

          "Regular Record Date" for the interest payable on any Interest Payment Date is defined to mean the June 1 or December 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date.

          "Responsible Officer," when used with respect to the Trustee, is defined to mean the chairman or any vice-chairman of the board of directors of the Trustee, the chairman or any vice-chairman of the executive committee of the board of directors of the Trustee, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also is defined to mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Payments" has the meaning specified in Section 4.04 of this Indenture.

          "Restricted Security" has the meaning provided in Section 2.12 of this Indenture.

          "Restricted Subsidiary" is defined to mean any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "Securities" is defined to mean, collectively, the Series A Securities and the Series B Securities.

          "Securities Act" is defined to mean the Securities Act of 1933, as amended.

          "Security Register" has the meaning provided in Section 2.03 of this Indenture.

          "Senior Preference Units" is defined to mean a Senior Preference Unit as defined in the TNCLP Limited Partnership Agreement.

          "Series A Securities" is defined to mean the 10 1/2% Senior Notes due 2005, Series A of the Company, that are authenticated and delivered under this Indenture.

          "Series B Securities" is defined to mean the 10 1/2% Senior Notes due 2005, Series B of the Company, that are authenticated and delivered under this Indenture.

          "Shelf Registration Statement" is defined to mean a registration statement filed pursuant to the Securities Act and Rule 415 thereunder (or any successor rule) pursuant to which the Series A Securities are registered for resale as provided in the Registration Rights Agreement.

          "Significant Subsidiary" is defined to mean, at any date of determination, any Subsidiary of the Company that, together with its Subsidiaries, (a) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company; or (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company, in each case as reflected on the most recently available quarterly or year-end consolidated financial statements of the Company for such fiscal year.

          "Stated Maturity" is defined to mean, (a) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and
(b) with respect to any scheduled installment of principal or interest on any debt security, the date specified in such security as the fixed date on which such installment of principal or interest is due and payable.

          "Subsidiary" is defined to mean, with respect to any Person, any corporation of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by such Person and one or more other Subsidiaries of such Person, and any partnership, association, joint venture, limited liability company or other entity in which the Company or one or more other Subsidiaries of the Company, or such Person and one or more other Subsidiaries of such Person, owns a general partnership interest or more than 50% of the equity interests; provided, however, that, except as the term "Subsidiary" is used in the definitions of "Significant Subsidiary" and "Unrestricted Subsidiary", an Unrestricted Subsidiary shall not be deemed to be a direct or indirect Subsidiary of the Company for purposes of this Indenture.

          "Terra Canada" is defined to mean Terra International (Canada) Inc., an Ontario corporation, and its successors.

          "Terra Capital" is defined to mean Terra Capital, Inc., a Delaware corporation, and its successors.

          "Terra Credit Agreement" is defined to mean the Amended and Restated Credit Agreement dated as of May 12, 1995, among Terra Capital, TNLP, certain guarantors, the issuing banks and the lenders and the agent named therein (or any successors thereto), together with all the other documents related thereto (including, without limitation, any Guarantees and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, extended, renewed, replaced or otherwise modified from time to time, including, without limitation, any agreement increasing the amount thereof in accordance with the limitations of the Indenture and any agreement extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers or Guarantors thereunder that are Subsidiaries of the Company and whose obligations are Guaranteed by the Company thereunder) all or any portion of the Indebtedness under such agreements or any successor agreements.

          "TIA" or "Trust Indenture Act" is defined to mean the Trust Indenture Act of 1939, as amended (15 U.S. Code 77aaa-77bbb).

          "TNC" is defined to mean Terra Nitrogen Corporation, a Delaware corporation, and its successors.

          "TNCLP" is defined to mean Terra Nitrogen Company, L.P., a Delaware limited partnership, and its successors.

          "TNCLP Limited Partnership Agreement" is defined to mean the Agreement of Limited Partnership of Terra Nitrogen Company, L.P. (formerly Agricultural Minerals Company, L.P.), dated as of December 4, 1991, among TNC, the Company and any other persons who become partners in TNCLP as provided therein, as such agreement may be amended, supplemented, or otherwise modified from time to time as permitted by this Indenture.

          "TNLP" is defined to mean Terra Nitrogen, Limited Partnership, a Delaware limited partnership, and its successors.

          "TNLP Limited Partnership Agreement" is defined to mean the Agreement of Limited Partnership of Terra Nitrogen, Limited Partnership, dated as of December 4, 1991, among TNC, the Company and TNCLP (formerly Agricultural Minerals Company, L.P.), as such agreement may be amended, supplemented or otherwise modified from time to time as permitted by the Indenture.

          "Trade Payables" is defined to mean, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services and shall specifically include amounts owed to but deferred by trade creditors until the occurrence of certain events.

          "Transaction Date" is defined to mean, with respect to the Incurrence of any Indebtedness by the Company or any of its Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

          "Trustee" is defined to mean the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article 7 of this Indenture and thereafter is defined to mean such successor.

          "United States Bankruptcy Code" is defined to mean Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

          "Unrestricted Subsidiary" is defined to mean (a) any Subsidiary of the Company that, at the time of determination, shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (b) any Subsidiary of an Unrestricted Subsidiary; provided that, in case of clauses (a) and (b), neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) (i) provides credit support for, or Guarantees of, any Indebtedness of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary or any Subsidiary of such Subsidiary, except to the extent that the Company and its Restricted Subsidiaries would otherwise, in each case, be permitted to make a Restricted Payment pursuant to, or an Investment in such Subsidiary permitted by, Section 4.04 of this Indenture. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary, unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either
(i) the Subsidiary to be so designated has total assets of $1,000 or less at the time of designation or (ii) if such Subsidiary has assets greater than $1,000 at the time of designation, that such designation would be permitted under Section
4.04 of this Indenture. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under the first paragraph of Section 4.03(a) of this Indenture and (y) no Default or Event of Default shall have occurred and be continuing. All such designations by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Government Obligations" is defined to mean securities that are
(i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

          "Voting Stock" is defined to mean, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other governing body of such Person, or any general partnership interest in any partnership.

          "Wholly Owned Subsidiary" is defined to mean, with respect to any Person, any Subsidiary of such Person if all the Common Stock or other similar equity ownership interests (but not including Preferred Stock) in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such Person.

          SECTION 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities;

          "indenture security holder" means a Holder or a Securityholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03 Rules of Construction. Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c)  "or" is not exclusive;

          (d) words in the singular include the plural, and words in the plural include the singular;

          (e) provisions apply to successive events and transactions;

          (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (g) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth above; and

          (h) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                   ARTICLE 2

                                 The Securities

          SECTION 2.01 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the applicable form annexed hereto as Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage, including as set forth in Sections 2.12 and 2.13 of this Indenture. The Company shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          The definitive Securities shall be printed, lithographed, engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

          SECTION 2.02 Execution, Authentication and Denominations. Two Officers shall execute the Securities for the Company by facsimile or manual signature in the name and on behalf of the Company.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee or authenticating agent authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee or an authenticating agent shall authenticate for original issue Series A Securities or Series B Securities, as the case may be, in the aggregate principal amount of up to $200 million, upon a written order of the Company signed by at least one Officer; provided, however, that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company, as contemplated by Section 10.04, that it may reasonably request in connection with such authentication of Securities. Such order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $200 million except as provided in Sections 2.06 and 2.07 of this Indenture.

          The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 in original principal amount and any integral multiple thereof.

          SECTION 2.03 Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the securities and this Indenture may be served. The Company shall cause the Registrar to keep a register of the Securities and of their transfer and exchange (the "Security Register"). The Company may have one or more co-registrars and one or more additional Paying Agents.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided, however, that no such removal shall become effective until (a) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (b) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (a) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or coregistrar, and/or agent for service of notice and demands.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register.

          SECTION 2.04 Paying Agent to Hold Money in Trust. No later than each due date of the principal of, premium, if any, and interest on any Securities, the Company shall deposit with the Paying Agent money sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Securities, segregate and hold in a separate trust fund for the benefit of the Holders a sum sufficient to pay such principal of, premium, if any, or interest so becoming due until such sums shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of such action or failure to so act.
          SECTION 2.05 Transfer and Exchange. When Securities are presented to the Registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.08, 3.08 or 9.04 of this Indenture).

          The Registrar need not register the transfer or exchange of Securities for a period of fifteen (15) days before a selection of Securities to be redeemed.

          If a Series A Security is a Restricted Security in certificated form, then as provided in this Indenture and subject to the limitations herein set forth, the Holder, provided it is a Qualified Institutional Buyer, may exchange such Security for a Book-Entry Security by instructing the Trustee (by completing the Transferee Certificate attached to the Security, the form of which is attached to this Indenture as Appendix I) to arrange for such Series A Security to be represented by a beneficial interest in a Global Security in accordance with the customary procedures of the Depository, unless the Company has elected not to issue a Global Security.

          The Company may at any time determine not to have Securities (other than Restricted Securities) represented in certificated form, in which event the Holder of a Security (other than Restricted Securities) in certificated form may be required to exchange such Security for a Book-Entry Security.

          Upon any exchange provided for in the preceding paragraph, the Company shall execute and the Trustee shall authenticate and deliver to the Person specified by the Depository a new Security or Securities registered in such names and in such authorized denominations as the Depository, pursuant to the instructions of the beneficial owner of the Securities requesting the exchange, shall instruct the Trustee. Thereupon, the beneficial ownership of such Global Security shown on the records maintained by the Depository or its nominee shall be reduced by the amounts so exchanged and an appropriate endorsement shall be made by or on behalf of the Trustee on the Global Security.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          Every Restricted Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Restricted Security pursuant to Exhibit A, Section 2.12 and the restrictions set forth in this Section 2.05, and the Holder of each Restricted Security, by such Holder's acceptance thereof (or interest therein), agrees to be bound by such restrictions on transfer.

          The restrictions imposed by this Section 2.05 and Section 2.12 upon the transferability of any particular Restricted Security shall cease and terminate on (a) the later of June 22, 1998 or three years after the last date on which the Company or any Affiliate of the Company was the owner of such Restricted Security (or any predecessor of such Restricted Security) or (b) (if earlier) if and when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 or Rule 904 under the Securities Act (or any successor provision), unless the Holder thereof is an affiliate of the Company within the meaning of Rule 144 (or such successor provisions). Any Restricted Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Registrar in accordance with the provision of this Section 2.05 (accompanied, in the event that such restrictions on transfer have terminated pursuant to Rule 144 or Rule 904 (or any successor provision), by an Opinion of Counsel satisfactory to the Company and the Trustee, to the effect that the transfer of such Restricted Security has been made in compliance with Rule 144 or Rule 904 (or any such successor provision)), be exchanged for a new Series A Security, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 2.12. The Company shall inform the Trustee of the effective date of any Registration Statement registering the Series A Securities under the Securities Act no later than two Business Days after such effective date.

          Notwithstanding any other provision of this Section 2.05, unless and until it is exchanged in whole or in part for Series A Securities in certificated registered form, a Global Security representing Book-Entry Securities may not be transferred, except as a whole by the Depository to a nominee of the Depository or by another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          Notwithstanding the foregoing, no Global Security shall be registered for transfer or exchange, or authenticated and delivered, whether pursuant to this Section, Section 2.06, 2.08, 3.08, 4.10, 4.11 or 9.04 or otherwise, in the name of a Person other than the Depository for such Global Security or its nominee until (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor Depository is not appointed by the Company within 30 days, (ii) the Company executes and delivers to the Trustee a Company order that all such Global Securities shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default. Upon the occurrence in respect of any Global Security representing the Securities of any one or more of the conditions specified in clauses (i), (ii), and (iii) of the preceding sentence, such Global Security may be registered for transfer or exchange for Series A Securities in certificated form registered in the names of, authenticated and delivered to, such Persons as the Trustee or the Depository, as the case may be, shall direct. In addition, in accordance with the provisions of this Indenture and subject to certain limitations herein set forth, an owner of a beneficial interest in a Global Security which is a Series A Security may request a Security in certificated form in exchange in whole or in part, as the case may be, for such beneficial owner's interest in the Global Security.

          Except as provided above, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section, Sections 2.06, 2.08, 3.08, 4.10, 4.11 or 9.04 or otherwise, shall also be a Global Security and bear the legend specified in
Section 2.13

          SECTION 2.06 Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of like tenor and principal amount. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses in replacing a Security. In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

          Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

          SECTION 2.07 Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.07 as not outstanding. A Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless and until the Trustee receives proof satisfactory to it that such replaced Security is held by a bona fide purchaser.

          If the Paying Agent (other than the Company or an Affiliate of the Company) holds on a maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

          SECTION 2.08 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. Without unreasonable delay, but in no event later than the date that the Registered Exchange Offer is consummated or a Shelf Registration Statement is declared effective, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 2.09 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and shall destroy them in accordance with its normal procedure. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation. The Series A Securities surrendered to the Trustee for exchange pursuant to the Registered Exchange Offer shall be cancelled and not reissued thereafter.

          SECTION 2.10 CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and the Company, or the Trustee on behalf of the Company, shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice or redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities; and provided further, however, that failure to use CUSIP numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

          SECTION 2.11 Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.11 with respect to the payment of any defaulted interest, shall mean the fifteenth (15th) day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least fifteen (15) days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12 Form of Legend on Restricted Securities. A Series A Security shall be deemed a "Restricted Security" until the later of three years after (a) the Closing Date and (b) the last date on which the Company or any Affiliate of the Company was the owner of a Series A Security (or any predecessor Security) and any Restricted Security, as the case may be, and any Series A Security issued upon registration of transfer of, or in exchange for, or in lieu of, such Restricted Security shall be subject to the restrictions on transfer provided in the legend set forth on the face of the form of Series A Security in Exhibit A; provided, however, that the term "Restricted Security" shall not include (a) any Series A Security which is issued upon transfer of, or in exchange for, any Series A Security which is not a Restricted Security or (b) any Series A Security as to which such restrictions on transfer have been terminated in accordance with Section 2.05. Any Restricted Security shall bear the legend set forth on the face of the Form of Series A Security in Exhibit A hereto.

          SECTION 2.13 Form of Legend for Book-Entry Securities. Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                   ARTICLE 3

                                  Redemption

          SECTION 3.01 Right of Redemption. The Company may redeem all the Securities at any time or any portion of the Securities from time to time, on or after June 15, 2000, at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period beginning June 15 of the years indicated:

                   Year                        Redemption Price
                   ----                        ----------------
                   2000..................          105.250%
                   2001..................          102.625%
                   2002 and thereafter...          100.000%

of the principal amount, plus accrued and unpaid interest (if any) to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

          SECTION 3.02 Notices to Trustee. The Company shall notify the Trustee of the listing of the Securities on a national securities exchange within one Business Day after such listing.

          If the Company elects to redeem Securities pursuant to Section 3.01 of this Indenture and paragraph 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed.

          The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least forty-five (45) days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

          SECTION 3.03 Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed at any time, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no Securities of $1,000 in original principal amount or less shall be redeemed in part.

          The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 in original principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in original principal amount or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000 in original principal amount. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Securities or portions of Securities to be called for redemption.

          SECTION 3.04 Notice of Redemption. At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

          The notice shall identify the Securities to be redeemed and shall state:

          (a)  the Redemption Date;

          (b)  the Redemption Price;

          (c) The name and address of the Paying Agent;

          (d) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

          (e) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Securities to the Paying Agent;

          (f) that, if any Security is being redeemed in part, the portion of the principal amount (equal to $1,000 in original principal amount or any integral multiple thereof) of such Security to be redeemed and that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be reissued; and

          (g) that, if any Security contains a CUSIP number as provided in
     Section 2.10 of this Indenture, no representation is being made as to the correctness of the CUSIP number either as printed on the Securities or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities.

          At the Company's request, the Trustee shall give the notice of redemption in the name and at the expense of the Company. Concurrently with the giving of such notice by the Company to the Holders, the Company shall deliver to the Trustee an Officers' Certificate stating that such notice has been given.

          SECTION 3.05 Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Securities to the Paying Agent, such Securities shall be paid at the Redemption Price, plus accrued interest through the Redemption Date.

          Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of the Securities.

          SECTION 3.06 Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.04 of this Indenture) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

          SECTION 3.07 Payment of Securities Called for Redemption. If notice of redemption has been given in the manner provided above, the Securities or portion of Securities specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and from such date (unless the Company shall default in the payment of such Securities at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Securities), such Securities shall cease to accrue interest. Upon surrender of any Security for redemption in accordance with a notice of redemption, such Security shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Record Date.

          SECTION 3.08 Securities Redeemed in Part. Upon surrender of any Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of such surrendered Security.

                                   ARTICLE 4

                                   Covenants

          SECTION 4.01 Payment of Securities. The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company, any Subsidiary of the Company, or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section
2.04 of this Indenture.

          The principal of, premium, if any, and interest on Book-Entry Securities represented by any Global Security shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Book-Entry Securities represented thereby. The principal of, premium, if any, and interest on the Securities, if they are not Book-Entry Securities represented by a Global Security, shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that at the option of the Company interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

          The Company shall notify the Trustee within one Business Day after the occurrence of any event resulting in an Interest Rate Increase. The Company shall pay the additional interest arising from an Interest Rate Increase (such interest being called the "Additional Interest") by depositing with the Trustee, in trust, for the benefit of the Holders thereof, on or before the applicable Interest Payment Date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due on any Series A Security shall be payable on each applicable Interest Payment Date to the Person in whose name that Series A Security or the Series B Security for which such Series A Security has been exchanged (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for the payment of interest due on such Interest Payment Date as set forth in this Indenture. The Company shall notify the Trustee within one Business Day of the occurrence of an event which would result in the termination of the Interest Rate Increase.

          The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum borne by the Securities.

          SECTION 4.02 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York a Registrar and a Paying Agent and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          SECTION 4.03 Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company and its Restricted Subsidiaries may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Company would be greater than 2:1x.

          Notwithstanding the foregoing, the Company and any Restricted Subsidiary may Incur each and all of the following:

          (i) (A) Indebtedness outstanding at any time under any term loan portion of the Credit Agreements; provided, however, that the aggregate principal amount of such Indebtedness outstanding at any time under this clause (i)(A) shall not exceed $300 million, (B) Indebtedness outstanding at any time under any revolving credit facility under the Credit Agreements or under any other revolving credit or similar arrangements; provided, however, that the aggregate principal amount of such Indebtedness outstanding at any time under this clause (i)(B) shall not exceed the greater of (x) $250 million and (y) the sum of 75% of the Company's and its Restricted Subsidiaries' accounts and notes receivables and 40% of the Company's and its Restricted Subsidiaries' inventory (based on the average accounts and notes receivables (excluding, without duplication, accounts and notes receivables subject to a Receivables Program) and inventory over the last twelve months preceding the date of incurrence), and (C) additional Indebtedness outstanding at any time in an aggregate principal amount not to exceed $50 million;

          (ii) Indebtedness of the Company to any of its Restricted Subsidiaries, or of a Restricted Subsidiary to the Company or to any other Restricted Subsidiary;

          (iii) Indebtedness the net proceeds of which are used to refinance outstanding Indebtedness of the Company or any of its Restricted Subsidiaries, other than Indebtedness Incurred under clause (i), (iv) or
       (v) of this Section 4.03(a) and any refinancings thereof, in an amount (or, if such new Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount so refinanced (plus premiums, accrued interest, fees and expenses); provided, however, that Indebtedness the proceeds of which are used to refinance the Securities or other Indebtedness of the Company that is subordinated in right of payment to the Securities shall only be permitted under this clause (iii) if (A) in case the Securities are refinanced in part, such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made pari passu with, or subordinate in right of payment to, the Securities, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Securities, such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Securities, at least to the extent that the Indebtedness to be refinanced is subordinated to the Securities, and (C) in case the Securities are refinanced in part or the Indebtedness to be refinanced is subordinated in right of payment to the Securities, such Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to six months after the Stated Maturity of the Securities and the Average Life of such Indebtedness is six months greater than the remaining time before the Stated Maturity of the Securities; and provided further, however, that in no event may Indebtedness of the Company that is pari passu with, or subordinated in right of payment to, the Securities be refinanced by means of Indebtedness of any Restricted Subsidiary of the Company pursuant to this clause (iii);

          (iv) Indebtedness directly or indirectly Incurred to finance capital expenditures of the Company or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed $10 million in any fiscal year of the Company, and any refinancing of any such Indebtedness; provided, however, that the amount of Indebtedness that may be Incurred in any fiscal year of the Company pursuant to this clause (iv) shall be increased by the amount of Indebtedness that could have been Incurred in the prior fiscal year (including by reason of this proviso) of the Company pursuant to this clause (iv) but was not so Incurred;

          (v) Indebtedness of the Company outstanding at any time in an aggregate amount not to exceed $20 million; provided, however, that such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (A) is expressly made subordinate in right of payment to the Securities and (B) provides that no payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by the Company (including, without limitation, at the option of the holder thereof, other than an option given to such holder pursuant to an "asset sale" or "change of control" provision that is no more favorable (except with respect to any premium payable) to the holders of such Indebtedness than the provisions contained in Sections 4.10 and 4.11 of this Indenture and such Indebtedness specifically provides that the Company will not repurchase or redeem such Indebtedness pursuant to such provisions prior to the Company's repurchase of the Securities required to be repurchased by the Company under Sections 4.10 and 4.11 of this Indenture) at any time prior to the Stated Maturity of the Securities;

          (vi) Indebtedness Incurred by the Company in connection with the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities, or the satisfaction of put, call, liquidity or other similar rights with respect to any such securities, held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates or their permitted transferees) or by any Plan, upon death, disability, retirement, termination of employment or pursuant to the terms of such Plan or any other agreement under which such shares of stock or related rights were issued or otherwise exist; provided, however, that (A) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made subordinate in right of payment to the Securities, (B) such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, provides that no payments of principal of such Indebtedness by way of sinking fund, mandatory redemption or otherwise (including defeasance) may be made by the Company at any time prior to the Stated Maturity of the Securities, and (C) the scheduled maturity of all principal of such Indebtedness is after the Stated Maturity of the Securities; and provided further, however, that any such Indebtedness may provide for payment or prepayment of principal and interest which when aggregated with all principal and interest payable or prepayable on all other such Indebtedness

       (plus all cash payments permitted to be made under clause (c) of the second paragraph of Section 4.04 of this Indenture) does not exceed $10 million in any fiscal year;

          (vii) Indebtedness (A) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided, however, that, in the case of Currency Agreements that relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Subsidiary of the Company pursuant to such agreements, in any case Incurred in connection with the acquisition or disposition of any business, assets or Subsidiary of the Company, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary of the Company for the purpose of financing such acquisition;

          (viii) Indebtedness under Guarantees Incurred by the Company or any of its Restricted Subsidiaries in respect of obligations of Unrestricted Subsidiaries outstanding at any time in an aggregate amount not to exceed $5 million;

          (ix) Indebtedness of the Company or any of its Restricted Subsidiaries the net proceeds of which are used to pay Federal, state or local taxes arising as a result of any recharacterization of either Partnership as an association taxable as a corporation;

          (x) Acquired Indebtedness; provided, however, that, at the time of the Incurrence thereof, after giving pro forma effect to such Incurrence, the Company could Incur at least $1.00 of Indebtedness under the first paragraph of this Section 4.03(a), and refinancings of any thereof; provided, however, that such refinancing Indebtedness may not be Incurred by any Person other than the Company or the Restricted Subsidiary that is the obligor on such Acquired Indebtedness; and

          (xi) Indebtedness outstanding or as to which commitments are in place on the date of this Indenture other than Indebtedness described in clause
       (i)(A) or (B) above.

          (b) Notwithstanding any other provision of this Section 4.03, (i) the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies; (ii) the Company shall not Incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Company, unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is also expressly made subordinate to the Securities at least to the extent it is subordinated to such other Indebtedness; and (iii) upon any refinancing of any Indebtedness permitted to be Incurred under clause (iii) or
(x) of the second paragraph of Section 4.03(a) of this Indenture, the amount of Indebtedness permitted to be Incurred pursuant to such clause shall be increased by the amount of premiums, fees and expenses incurred in connection with such refinancing and by the amount of accrued interest on such Indebtedness at the time of such refinancing.

          (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, the following amounts shall not be included: (1) Guarantees of, contingent obligations (including obligations of a general partner for liabilities of a partnership) with respect to, or obligations with respect to letters of credit supporting, Indebtedness otherwise included in the determination of such particular amount; and (2) any Liens granted pursuant to the equal and ratable provisions referred to in the first paragraph of Section
4.08 of this Indenture.  For purposes of determining compliance with this
Section 4.03, (x) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; (y) Indebtedness permitted under this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by reference to one such provision and in part by reference to one or more other provisions of this Section 4.03 permitting such Indebtedness; and (z) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

          SECTION 4.04 Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly,
(a) declare or pay any dividend or make any distribution on its Capital Stock (other than (i) on the Capital Stock of Restricted Subsidiaries that are Wholly Owned Subsidiaries of the Company and (ii) dividends or distributions payable solely in shares of its, or any Restricted Subsidiary's, Capital Stock (other than Redeemable Stock) of the same class held by such holders or in options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Company or another Restricted Subsidiary, (b) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company, any Restricted Subsidiary or any Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Company or another Restricted Subsidiary, (c) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Securities, (d) make any Investment in any Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Company, other than a Permitted Investment, or
(e) make any Investment in any Unrestricted Subsidiary (such payments or other actions described in clauses (a) through (e) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (i) a Default or Event of Default shall have occurred and be continuing, (ii) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03(a) of this Indenture, or (iii) the aggregate amount expended for all Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) after the Closing Date shall exceed the sum of (A) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of such amount) of the Company (determined by excluding income resulting from the transfers of assets received by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 1995 and ending on the last day of the last fiscal quarter preceding the Transaction Date, plus (B) the aggregate net proceeds (including the fair market value of noncash proceeds as determined in good faith by the Board of Directors) received by the Company or any of its Restricted Subsidiaries from any issuance and sale permitted by this Indenture of its Capital Stock (not including Redeemable Stock) to a Person that is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture for cash or other property upon the conversion of any Indebtedness of the Company or any of its Restricted Subsidiaries subsequent to the Closing Date, or from the issuance of any options, warrants or other rights to acquire Capital Stock of the Company or any of its Restricted Subsidiaries (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Securities), plus (C) an amount equal to the net reduction in Investments in Unrestricted Subsidiaries (other than Unrestricted Subsidiaries so designated pursuant to clause (g) of the second paragraph of this Section 4.04 and other than Investments made in Unrestricted Subsidiaries pursuant to such clause (g)) resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Unrestricted Subsidiary the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, plus (D) $25 million.

          The foregoing provision shall not take into account, and shall not be violated by reason of:

          (a) the payment of any dividend within 120 days after the date of declaration thereof if, at such date of declaration, such payment would comply with the foregoing provision;

          (b) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Securities, including premium, if any, and accrued and unpaid interest, with the proceeds of Indebtedness Incurred under the first paragraph of Section 4.03(a) of this Indenture or clause (iii) or (v) of the second paragraph of such Section 4.03(a);

          (c) the repurchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, any Restricted Subsidiary or any Unrestricted Subsidiary, options on any such shares or related stock appreciation rights or similar securities, or the satisfaction of put, call, liquidity or other similar rights with respect to any such securities, held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates or their permitted transferees) or by any Plan, upon death, disability, retirement, termination of employment or pursuant to the terms of such Plan or any other agreement under which such shares of stock or related rights were issued or otherwise exist; provided, however, that the aggregate cash payment made for all such repurchases, redemptions, acquisitions, cancellations, retirements or other satisfactions of or with respect to such shares, options or other rights after the Closing Date (plus payments or prepayments of principal and interest permitted on Indebtedness Incurred under clause (vi) of the second paragraph of Section 4.03(a) of this Indenture) does not exceed $10 million in any fiscal year and that any consideration in excess of such $10 million is in the form of Indebtedness that would be permitted to be Incurred under clause (vi) of the second paragraph of Section 4.03(a) of this Indenture;

          (d) the repurchase, redemption or other acquisition of Capital Stock of the Company in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock of the Company (other than Redeemable Stock);

          (e) the repurchase, redemption, retirement or other acquisition of Indebtedness of the Company that is subordinated in right of payment to the

     Securities in exchange for, or out of the net proceeds of a substantially concurrent offering of, shares of Capital Stock of the Company (other than Redeemable Stock);

          (f) payments or distributions pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Article 5 of this Indenture;

          (g) the making of (i) up to $10 million of Investments in Unrestricted Subsidiaries plus the amount of any reduction in such Investments in such Unrestricted Subsidiaries made pursuant to this clause (g) resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary pursuant to this clause (g), (ii) Investments in the Company, Unrestricted Subsidiaries or Restricted Subsidiaries with the proceeds of any sale of Capital Stock of the Company or (in the case of Investments in the Company or any Restricted Subsidiaries) of any Restricted Subsidiary permitted by this Indenture, and (iii) Investments in Unrestricted Subsidiaries in the form of loans or advances from the Company or any Restricted Subsidiary representing capitalized labor costs for services performed by the Company or any Restricted Subsidiary to such Unrestricted Subsidiaries in the ordinary course of business;

          (h) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Common Stock of the Company pursuant to any shareholders' rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided, however, that any such purchase, redemption, acquisition, cancellation or other retirement of such rights shall not be for the purpose of evading the limitations of this Section 4.04 (all as determined in good faith by the Board of Directors);

          (i)  any Permitted Distribution;

          (j) payments by the Company or any Restricted Subsidiary in respect of Indebtedness of the Company or any Restricted Subsidiary owed to the Company or another Restricted Subsidiary;

          (k) the application of proceeds as provided in Section 4.10 of this Indenture; or

          (l) the application of proceeds as provided in clause (c) of Section
     4.06 of this Indenture;

provided, however, that, in the case of clauses (b), (c) (except with respect to the Incurrence of Indebtedness complying with the first proviso of clause (vi) of the second paragraph of Section 4.03(a) of this Indenture), (d), (e), (f) (other that with respect to either Partnership), or (g) (other than Investments in Unrestricted Subsidiaries any of the Capital Stock of which is held by either Partnership, the general partner of either thereof or any Unrestricted Subsidiary of either Partnership), no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof.

          SECTION 4.05 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;
(b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;
(c) make loans or advances to the Company or any other Restricted Subsidiary;
or (d) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

          The foregoing provision shall not restrict or prohibit any encumbrances or restrictions existing:

          (a) in the Credit Agreements or in any other agreements in effect on the Closing Date, including extensions, refinancings, renewals or replacements thereof; provided, however, that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

          (b) under any Receivables Program or any other agreement providing for the Incurrence of Indebtedness; provided, however, that the encumbrances and restrictions in any such agreement are no less favorable in any material respect to the Holders than those encumbrances and restrictions contained in the agreement referred to in clause (a) above that is least favorable to the Holders as of the Closing Date;

          (c) under or by reason of applicable law;

          (d) with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary that existed at the time of such acquisition and were not created in connection with or in contemplation of such acquisition, so long as such encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired;

          (e) in the case of clause (d) of the first paragraph of this Section 4.05, (i) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (ii) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, or (iii) arising or agreed to in the ordinary course of business and that do not, individually or in the aggregate, materially detract from the value of property or assets of the Company or any Restricted Subsidiary;

          (f) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

          (g) in either Limited Partnership Agreement.

          Nothing contained in this Section 4.05 shall prevent the Company or any Restricted Subsidiary from (x) entering into any agreement permitting the incurrence of Liens otherwise permitted in Section 4.08 of this Indenture or (y) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

          SECTION 4.06 Limitation on the Issuance of Capital Stock of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock) except:

          (a) to the Company or another Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company;

          (b) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary;

          (c) if the Net Cash Proceeds from such issuance or sale are applied, to the extent required to be applied, pursuant to Section 4.10 of this Indenture;

          (d)  in the case of TNLP, to TNCLP; or

          (e) in the case of either Partnership, as otherwise permitted by either Limited Partnership Agreement, so long as any such issuance or sale is for a valid business purpose and not for the primary purpose of making distributions on the Senior Preference Units from the Net Cash Proceeds of such issuance or sale to any Person other than the Company or any of its Restricted Subsidiaries (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution).

          SECTION 4.07 Limitation on Transactions with Shareholders and Affiliates. The Company will not, and will not permit any Restricted
Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or any Restricted Subsidiary or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate of such a holder.

          The foregoing limitation does not limit, and shall not apply to:

          (a) any transaction or series of related transactions (i) approved by a majority of the disinterested members of the Board of Directors or (ii) for which the Company or Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

          (b) any transaction between the Company and any Restricted Subsidiary or between Restricted Subsidiaries;

          (c) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;

          (d) any Restricted Payments not prohibited by Section 4.04 of this Indenture;

          (e) any payments or other transactions pursuant to any tax sharing agreement between the Company or any Restricted Subsidiary and any other

     Person with which the Company or such Restricted Subsidiary is required or permitted to file a consolidated tax return or with which the Company or such Restricted Subsidiary is or could be part of a consolidated group for tax purposes;

          (f) any transaction between the Company or any Restricted Subsidiary and any holder of any Senior Preference Units (or any Affiliate thereof) that would be restricted by this Section 4.07 as a result of such holder's ownership of Senior Preference Units, Junior Preference Units or Common Units; or,

          (g) the provision of management, financial and operational services by the Company and its Subsidiaries to Affiliates of the Company in which the Company or its Subsidiaries have Investments and the payment of compensation for such services; provided, however, that the Board of Directors has determined that the provision of such services is in the best interests of the Company and its Subsidiaries.

          Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 4.07, the aggregate amount of which does not exceed $3 million in value, need not be approved in the manner provided for in clause (a) above.

          SECTION 4.08 Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any Principal Property, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all the Securities and all other amounts due under this Indenture to be directly secured equally and ratably with (or prior to) the obligation or liability secured by such Lien unless, after giving effect thereto, the aggregate amount of any Indebtedness so secured, plus the Attributable Indebtedness for all sale-leaseback transactions restricted as described in
Section 4.09 of this Indenture, does not exceed 10% of Consolidated Net Tangible Assets.

          The foregoing limitation does not apply to, and any computation of Indebtedness secured under such limitation shall exclude:

          (a) Liens securing obligations under the Credit Agreements up to the amount of Indebtedness permitted to be Incurred under clause (i) of the second paragraph of Section 4.03(a) of this Indenture;

          (b) other Liens existing on the Closing Date;

          (c) Liens securing Indebtedness of Restricted Subsidiaries (other than Acquired Indebtedness and refinancings thereof);

          (d)  Receivables Programs;

          (e) Liens securing Indebtedness (other than subordinated Indebtedness) Incurred under clause (vii) of the second paragraph of Section 4.03(a) of this Indenture;

          (f) Liens granted in connection with the extension, renewal or refinancing, in whole or in part, of any Indebtedness described in clauses
     (a) through (e) above; provided, however, that the amount of Indebtedness secured by such Lien is not increased thereby (except to the extent that Indebtedness under clause (a) above is increased to the maximum amount permitted to be outstanding under clause (i) of the second paragraph of
     Section 4.03(a) of this Indenture); and provided further, however, that the extension, renewal or refinancing of Indebtedness of the Company may not be secured by Liens on assets of any Restricted Subsidiary other than to the extent the Indebtedness being extended, renewed or refinanced was at any time previously secured by Liens on assets of such Restricted Subsidiary;

          (g) Liens with respect to Acquired Indebtedness and refinancings thereof permitted under clause (x) of the second paragraph of Section 4.03(a) of this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets of the Subsidiary acquired; or

          (h)  Permitted Liens.

          SECTION 4.09 Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Indebtedness with respect to such transactions, plus all Indebtedness secured by Liens on Principal Properties (excluding secured Indebtedness that is excluded as described in Section 4.08 of this Indenture), does not exceed 10% of Consolidated Net Tangible Assets.

          The foregoing restriction does not apply to, and any computation of Attributable Indebtedness under such limitation shall exclude, any sale-leaseback transaction if:

          (a) the lease is for a period, including renewal rights, of not in excess of three years;

          (b) the sale or transfer of the Principal Property is entered into prior to, at the time of, or within 12 months after the later of the acquisition of the Principal Property or the completion of construction thereof;

          (c) the lease secures or relates to industrial revenue or pollution control bonds;

          (d) the transaction is between the Company and any Restricted Subsidiary or between Restricted Subsidiaries; or

          (e) the Company or such Restricted Subsidiary, within 12 months (24 months in the case of sales of plants or facilities) after the sale of any Principal Property is completed, applies an amount not less than the net proceeds received from such sale to the retirement of unsubordinated Indebtedness, to Indebtedness of a Restricted Subsidiary, or to the purchase of other property that will constitute a Principal Property or improvements thereto, or, in the case of either Partnership, to such investment, reinvestment or other use as shall be permitted or required by either Limited Partnership Agreement.

          SECTION 4.10 Limitation on Asset Sales. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months (other than Asset Sales by the Company or any Restricted Subsidiary to the Company or another Restricted Subsidiary) exceed 10% of Consolidated Net Tangible Assets in any one fiscal year (determined as of the date closest to the commencement of such 12-month period for which a balance sheet of the Company and its Subsidiaries has been prepared), then the Company will, or will cause such Restricted Subsidiary to,
(a) within 12 months (or, in the case of Asset Sales of plants or facilities, 24 months) after the date Net Cash Proceeds so received exceed 10% of Consolidated Net Tangible Assets in any one fiscal year (determined as of the date closest to the commencement of such 12-month period for which a balance sheet of the Company and its Subsidiaries has been prepared) (i) apply an amount equal to such excess Net Cash Proceeds, or the amount not applied pursuant to clause (ii) or (iii) , to repay unsubordinated Indebtedness of the Company or Indebtedness of any Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Subsidiaries; (ii) invest an equal amount, or the amount not so applied pursuant to clause (i) or (iii) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets that are of a nature or type or are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Subsidiaries existing on the date thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution); or (iii) in the case of either Partnership, apply an equal amount, or the amount not applied pursuant to clause
(i) or (ii), to such investment, reinvestment or other use as shall be permitted or required by either Limited Partnership Agreement, and (b) apply such excess Net Cash Proceeds (to the extent not applied pursuant to clause (a)) as provided in the following paragraphs of this Section 4.10. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period or 24-month period, as the case may be, as set forth in clause (i), (ii) or (iii) of the next preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

          If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $10 million, the Company must, not later than the fifteenth Business Day of such month, make an offer (an "Excess Proceeds Offer") to purchase from the Holders on a pro rata basis an aggregate principal amount of Securities equal to the Excess Proceeds on such date, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment").

          The Company will commence an Excess Proceeds Offer by mailing a notice to the Trustee and each Holder stating:

          (a) that the Excess Proceeds Offer is being made pursuant to this
     Section 4.10 and that all Securities validly tendered will be accepted for payment on a pro rata basis;

          (b) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 40 days from the date such notice is mailed) (the "Excess Proceeds Payment Date");

          (c) that any Security not tendered will continue to accrue interest pursuant to its terms;

          (d) that, unless there shall be a default in the payment of the Excess Proceeds Payment, any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on the Excess Proceeds Payment Date;

          (e) that Holders electing to have a Security purchased pursuant to the Excess Proceeds Offer will be required to surrender the Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Security or comparable form completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date;

          (f) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

          (g) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided, however, that each security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof.

          On the Excess Proceeds Payment Date, the Company will:

          (a) accept for payment on a pro rata basis Securities or portions thereof tendered pursuant to the Excess Proceeds Offer;

          (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and

          (c) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company.

          The Paying Agent will promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee will promptly (i) authenticate and mail to such Holders a new certificated Security equal in principal amount to any unpurchased portion of any certificated Security surrendered and (ii) make arrangements with the Depository, to reflect on such Depository's records Book-Entry Securities equal in principal amount to any unpurchased portion of any Global Security; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof.

          The Company will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

          The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that such Excess Proceeds are received by the Company under this Section 4.10 and the Company is required to repurchase Securities as described above. The Company may modify any of the foregoing provisions of this

Section 4.10 to the extent it is advised by independent counsel that such modification is necessary or appropriate in order to ensure such compliance.

          SECTION 4.11 Repurchase of Securities upon Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of its Securities by the Company in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the date of purchase (the "Change of Control Payment").

          (b) Within 45 days following any Change of Control, the Company shall mail a notice to the Trustee and each Holder stating: (i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Securities validly tendered will be accepted for payment; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); (iii) that any Security not tendered will continue to accrue interest pursuant to its terms;
(iv) that, unless there shall be a default in the payment of the Change of Control Payment, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date; (v) that Holders electing to have any Security or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Security, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Security or comparable form completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided, however, that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof.

          (c) On the Change of Control Payment Date, the Company will: (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted; and
(iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Paying Agent will promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee will promptly (i) authenticate and mail to such Holders a new certificated Security equal in principal amount to any unpurchased portion of any certificated Security surrendered and (ii) make arrangements with the Depository, to reflect on such Depository's records Book-Entry Securities equal in principal amount to any unpurchased portion of any Global Security; provided, however, that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this
Section 4.11, the Trustee shall act as Paying Agent.

          (d) The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that a Change of Control occurs under this Section 4.11 and the Company is required to repurchase Securities as described above. The Company may modify any of the foregoing provisions of this
Section 4.11 to the extent it is advised by independent counsel that such modification is necessary or appropriate in order to ensure such compliance.

          SECTION 4.12 Corporate Existence. Subject to Articles 4 and 5 of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each Subsidiary in accordance with the respective organizational documents of the Company and of each Subsidiary of the Company and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary of the Company, if the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole; and provided further, however, that any Subsidiary of the Company may consolidate with, merge into, or sell, convey, transfer, lease or otherwise dispose of all or part of its property and assets to the Company or any Wholly Owned Subsidiary of the Company.

          SECTION 4.13 Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged before any penalty accrues thereon, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary of the Company or upon the income, profits or property of the Company or any Subsidiary of the Company and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary of the Company; provided, however, that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been made.

          SECTION 4.14 Notice of Defaults and Other Events. In the event that any Indebtedness of the Company or any Subsidiary of the Company having an outstanding principal amount of $10,000,000 or more has been or could be declared due and payable before its maturity because of the occurrence of any event of default (i.e., following any required notice or passage of time or both) under such Indebtedness (including, without limitation, any Default or Event of Default under this Indenture), the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

          SECTION 4.15 Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary of the Company and material to the Company and its Subsidiaries taken as a whole to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this
Section 4.15 shall prevent the Company or any Subsidiary of the Company from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or the board of directors of such Subsidiary of the Company having managerial responsibility for any such property, desirable in the conduct of the business of the Company or such Subsidiary of the Company.

          The Company will provide or cause to be provided, for itself and its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including but not limited to, products liability insurance and public liability insurance with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry.

          SECTION 4.16 Amendments to Limited Partnership Agreements. The Company will not permit the general partner of either Partnership to make or propose any amendment, supplement or other modification to either Limited Partnership Agreement that would have a material adverse effect on the interests of the Holders, except as shall be required by either Limited Partnership Agreement.

          SECTION 4.17 Compliance Certificates. (a) The Company shall deliver to the Trustee not more than 90 days after the end of each fiscal year an Officers' Certificate stating that a review has been conducted of the activities of the Company and its subsidiaries and the Company's performance under this Indenture and that the Company has fulfilled all obligations under this Indenture. For purposes of this Section 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If there has been a default in the fulfillment of any such obligation, the certificate shall describe any such default and the nature and status thereof.

          (b) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph
(a) of this Section 4.17, and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the company was not in compliance with any of the terms, covenants, provisions or conditions of Article 4 and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

          SECTION 4.18 Commission Reports and Reports to Holders. Regardless of whether the Company is subject to the periodic reporting and informational requirements of Sections 13 and 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual, quarterly and other reports required by Section 13 or 15(d) of the Exchange Act, and shall provide such reports to the Trustee within 15 days of the date it would have been required to file such reports with the Commission had it been subject to such Sections. The Company shall also furnish all such reports to Holders of the Securities or to the Trustee for forewarding to each Holder of Securities at the expense of the Company. The Company also shall comply with the other provisions of TIA Section 314(a). The Trustee has no duty to review these financials or other reports for purposes of determining compliance with this or any other provision of the Indenture. If filing such reports by the Company with the Commission is not permitted under the Exchange Act, the Company will promptly, upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such reports to any person the Company reasonably believes is a prospective holder of Securities.

          SECTION 4.19 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 5

                             Successor Corporation

          SECTION 5.01 When Company May Merge, Etc. The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person (other than a Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company with a positive net worth; provided, however, that, in connection with any merger of the Company with a Restricted Subsidiary that is a Wholly Owned Subsidiary of the Company, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the shareholders of the Company), or permit any Person to merge with or into the Company, unless:

          (a) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company on all of the Securities and under this Indenture;

          (b) immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing;

          (c) immediately after giving effect to such transaction on a pro forma basis, the Interest Coverage Ratio of the Company (or any Person becoming the successor obligor of the Securities) is at least 1.10:1, or, if less, at least equal to the

     Interest Coverage Ratio of the Company immediately prior to such transaction; provided, however, that, if the Interest Coverage Ratio of the Company before giving effect to such transaction is within the range set forth in column (A) below, then the pro forma Interest Coverage Ratio of the Company (or any Person becoming the successor obligor of the Securities) shall be at least equal to the lesser of (i) the ratio determined by multiplying the percentage set forth in column (B) below by the Interest Coverage Ratio of the Company prior to such transaction and
     (ii) the ratio set forth in column (C) below:

                (A)                (B)           (C)
                ---                ---           ---
         1.11:1 to 1.99:1          90%          1.6:1
         2.00:1 to 2.99:1          80%          2.1:1
         3.00:1 to 3.99:1          70%          2.4:1
         4.00:1 or more            60%          2.5:1

and provided further, however, that, if the pro forma Interest Coverage Ratio of the Company (or any Person becoming the successor obligor of the Securities) is 3:1 or more, the calculation in the next preceding proviso shall be inapplicable and such transaction shall be deemed to have complied with the requirements of this clause (c);

          (d) immediately after giving effect to such transaction on a pro forma basis, the Company (or any Person that becomes the successor obligor of the Securities) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

          (e) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (c) and (d)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this Section 5.01 and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (c) and (d) above do not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further, however, that any such transaction shall not have as one of its purposes the evasion of the limitations of this Section 5.01.

          SECTION 5.02 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein.

                                   ARTICLE 6

                              Default and Remedies

          SECTION 6.01 Events of Default. An "Event of Default" occurs with respect to the Securities if:

          (a) the Company defaults in the payment of the principal of, or premium, if any, on, any Security when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          (b) the Company defaults in the payment of interest on any Security when the same is due and payable, and such default continues for a period of 30 days;

          (c) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Securities and such default or breach continues for a period of 30 consecutive days after written notice to the Company by the Trustee or the Holders of 25% or more in aggregate principal amount of the Securities;

          (d) there occurs with respect to any issue or issues of Indebtedness of the Company and/or one or more Significant Subsidiaries having an outstanding principal amount of $10 million or more in the aggregate, whether such Indebtedness now exists or shall hereafter be created, an event of default that has caused the holder or holders thereof, or representatives of such holder or holders, to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration;

          (e) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding against all such Persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (f) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all the property and assets of the Company or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (g) the Company or any Significant Subsidiary (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all the property and assets of the Company or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors;

          (h) the Company and/or one or more Significant Subsidiaries fails to make (i) at the final (but not any interim) fixed maturity of any issue of Indebtedness a principal payment of $10 million or more or (ii) at the final (but not any interim) fixed maturity of more than one issue of such Indebtedness principal payments aggregating $10 million or more and, in the case of clause (i), such defaulted payment shall not have been made, waived or extended within 30 days of the payment default and, in the case of clause (ii), all such defaulted payments shall not have been made, waived or extended within 30 days of the payment default that causes the amount described in clause (ii) to exceed $10 million; or

          (i) the nonpayment of any two or more items of Indebtedness that would constitute at the time of such nonpayments, but for the individual amounts of such Indebtedness, an Event of Default under clause (d) or clause (h) above, or both, and which items of Indebtedness aggregate $10 million or more.

          The notice required under clause (c) must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." Such notice shall be given by the Trustee if so requested in writing by the Holders of 25% of the aggregate principal amount of the Securities then outstanding.

          SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 of this Indenture that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders (the "Acceleration Notice")), may, and the Trustee at the request of the Holders will, declare the entire unpaid principal of, premium, if any, and accrued interest on, the Securities to be immediately due and payable, as specified below. Upon a declaration of acceleration, such principal, premium, if any, and accrued interest shall become and be immediately due and payable without presentment, demand, protest or further notice or act (all of which are expressly waived by the Company). In the event of a declaration of acceleration because an Event of Default set forth in clause (d) or (h) of Section 6.01 of this Indenture has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (d) or (h) shall be remedied, cured by the Company and/or such Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (f) or (g) of
Section 6.01 of this Indenture occurs with respect to the Company, all unpaid principal of, premium, if any, and accrued interest on, the Securities then outstanding shall become and be immediately due and payable automatically, without any declaration, presentment, demand, protest, notice or other act on the part of the Trustee or any Holder (all of which are expressly waived by the Company). The Holders of at least a majority in principal amount of the outstanding Securities, by written notice to the Company and to the Trustee, may waive all past defaults or Defaults and rescind and annul a declaration of acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

          SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

          The Holders and the Trustee may exercise their rights and remedies under this Indenture and under the Securities against the capital stock of TNC or the assets of TNC and its subsidiaries only in a manner consistent with the fiduciary obligations of TNC and the Company associated without the general partnership interests in the Partnerships (including, without limitation, the interests of the Partnerships and the partners thereof); provided that the foregoing shall not require the Holders or the Trustee to take any action with respect to any other assets of the Company.

          SECTION 6.04 Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02 of this Indenture, the Holders of at least a majority in aggregate principal amount of the outstanding Securities, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Security as specified in clause (a) or (b) of Section 6.01 of this Indenture. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          SECTION 6.05 Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction.

          SECTION 6.06 Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (a) the Holder gives the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in aggregate principal amount of outstanding Securities make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (e) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction that is inconsistent with the request.

          For purposes of Section 6.05 of this Indenture and this Section 6.06, in determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not any obligor upon the Securities or any Affiliate of the Company or such other obligor.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over any such other Holder.

          SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of, premium, if any, or interest on, such Holder's Security or to bring suit for the enforcement of any such payment, on or after the respective due dates expressed in the Securities, shall not be impaired or affected without the consent of the Holder.

          SECTION 6.08 Collection Suit by Trustee. If an Event of Default in payment of principal, premium, if any, or interest specified in clause (a) or
(b) of Section 6.01 of this Indenture occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Securities for the whole amount of principal, premium, if any, and accrued interest, if any, remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate borne by the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel.

          SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 of this Indenture) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.06 of this Indenture. To the extent that such payment of reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel out of the estate in any such judicial proceeding shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all dividends, distributions, monies, securities and other property that the Holders may be entitled to receive in such judicial proceedings, whether in liquidation or under any plan of reorganization, arrangement or otherwise. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.06 of this Indenture;

          Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

          Third: to the Company or any other obligors of the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

          SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

          SECTION 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 6.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.06 of this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 6.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient by the Trustee or by the Holders, as the case may be.

                                   ARTICLE 7

                                    Trustee

          SECTION 7.01 Rights and Duties of Trustee . Subject to TIA Sections 315(a) through (d):

          (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this

Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

          (b) Except during the continuance of a Default or an Event of Default:

               (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture which are adverse to the Trustee; and

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture;

          (c) the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

          (d) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or any Opinion of Counsel, which shall conform to
     Section 10.04 of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such certificate or opinion;

          (e) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

          (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

          (g) the Trustee or Paying Agent shall not be liable for interest on any money recovered by it except as the Trustee or Paying Agent may agree in writing with the Company. Money held in trust by the Trustee or Paying Agent need not be segregated from other funds except to the extent required by law and except under Article 8 of this Indenture; and

          (h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers;

     provided, however, that the Trustee's conduct does not constitute negligence or bad faith.

          SECTION 7.02 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

          SECTION 7.03 Trustee's Disclaimer. The Trustee (a) makes no representation as to the validity or adequacy of this Indenture or the Securities, (b) shall not be accountable for the Company's use of the proceeds from the Securities and (c) shall not be responsible for any statement in the Securities other than its certificate of authentication.

          SECTION 7.04 Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default of Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 30 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

          The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (a) any Event of Default occurring pursuant to clause
(a) or (b) of Section 6.01 of this Indenture if the Trustee is then acting as Paying Agent or (b) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge, and such notification shall not be deemed to include receipt of information obtained in any report or other documents furnished under Section 4.18 of this Indenture, which reports and documents the Trustee shall have no duty to examine.

          SECTION 7.05 Reports by Trustee to Holders. Within 60 days after each May 15, beginning with the first May 15 after the Closing Date, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15, in accordance with and to the extent required by TIA Section 313(a).

          SECTION 7.06 Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing for it services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the administration of this Indenture and its duties under this Indenture and the Securities, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Securities. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay reasonable fees and expenses of such counsel. The Company need not pay for any settlements made without its consent; provided, however, that such consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

          If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (f) or (g) of Section 6.01 of this Indenture, the expenses and the compensation for the services will be intended to constitute expenses of the administration under the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

          SECTION 7.07 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.07.

          The Trustee may resign by so notifying the Company in writing at least 30 Business Days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.09 of this Indenture;

          (b) the Trustee is adjudged a bankrupt or an insolvent;

          (c) a receiver or other public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed, or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section
7.06 of this Indenture, (a) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (b) the resignation or removal of the retiring Trustee shall become effective and (c) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If the Trustee fails to comply with Section 7.09 of this Indenture, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company's obligations under Section 7.06 of this Indenture shall continue for the benefit of the retiring Trustee.

          SECTION 7.08 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

          SECTION 7.09 Eligibility. This Indenture shall always have a Trustee who satisfies the requirement of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus (which shall include without duplication the combined capital and surplus of the holding company of the Trustee) of at least $50,000,000 as set forth in its most recent published annual report of condition.

                                   ARTICLE 8

                            Discharge of Indenture

          SECTION 8.01 Termination of Company's Obligations. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Securities and this Indenture if:

          (a) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or Securities that are paid pursuant to Section 4.01 of this Indenture or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05 of this Indenture) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

          (b) (i) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iii) no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit, (iv) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

          With respect to the foregoing clause (a), the Company's obligations under Section 7.06 shall survive. With respect to the foregoing clause (b), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.11, 4.01,
4.02, 7.06, 7.07, 8.04, 8.05 and 8.06 of this Indenture shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Section 7.06 and 8.06 of this Indenture shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

          SECTION 8.02 Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities and the provisions of this Indenture will no longer be in effect with respect to the Securities on the one hundred twenty-third day after the deposit referred to in clause (i) of this Section 8.02, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (a) rights of registration of transfer and exchange, (b) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (c) rights of Holders to receive payments of principal thereof and interest thereon, (d) the Company's obligations under Section 4.02,
(e) the rights, obligations and immunities of the Trustee hereunder and (f) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided, however, that the following conditions shall have been satisfied:

          (i) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount,
     (B) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), an amount or (C) a combination thereof in an amount, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Securities on the Stated Maturity of such principal or interest; provided, however, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of principal, premium, if any, and interest with respect to the Securities;

          (ii) the Company shall have delivered to the Trustee (A) either (1) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be accompanied by a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable Federal income tax law after the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required or
     (2) a ruling directed to the Company or the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (B) an Opinion of Counsel to the effect that (1) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (2) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either
     (x) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (y) if a court were to the rule under any such law in any case or proceeding that the trust funds remained property of the Company,
     (I) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (II) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case of proceeding;

          (iii) immediately after giving effect to such deposit on a pro forma basis, no Event of Default or Default shall have occurred and be continuing on the date of such deposit or during the period ending on the one hundred twenty-third day after such date of deposit;

          (iv) such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which the Company is bound;

          (v) if at such time the Securities are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Securities will not be delisted as a result of such deposit, defeasance and discharge; and

          (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

          Notwithstanding the foregoing clause (i), prior to the end of the 123-day period referred to in clause (ii)(B)(2) above, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.11, 4.01, 4.02, 7.06, 7.07, 8.05 and
8.06 of this Indenture shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.06, 8.05 and 8.06 of this Indenture shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (ii)(A) above is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01 of this Indenture, then the Company's obligations under such Section 4.01 of this Indenture shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

          After any such irrevocable deposit, the Trustee upon request, shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations in the immediately preceding paragraph.

          SECTION 8.03 Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clauses (c) and (d) of Section 5.01 and Sections 4.03 through 4.17 of this Indenture and clause (c) of Section 6.01 of this Indenture (with respect to Sections 4.03 through 4.17 of this Indenture and clauses (c) and (d) of Section 5.01 of this Indenture) and clauses (d), (e), (h) and (i) of Section 6.01 of this Indenture shall be deemed not to be Events of Default, in each case with respect to the outstanding Securities if:

          (a) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09 of this Indenture) and conveyed in and to all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee as security for payment of the principal of, premium, if any, and interest, if any, on the Securities for, and dedicated solely to, the benefit of the Holders, in and to (i) money in an amount, (ii) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or (iii) a combination thereof in an amount, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on, the outstanding Securities on the Stated Maturity of such principal or interest; provided, however, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

          (b) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (ii) the Holders have a valid first-priority security interest in the trust funds, (iii) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (iv) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, and either (A) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally) or (B) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (1) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (2) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

          (c) immediately after giving effect to such deposit on a pro forma basis, no Event of Default or Default shall have occurred and be continuing on the date of such deposit or during the period ending on the one hundred twenty-third day after the date of such deposit;

          (d) such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which the Company is bound;

          (e) if at such time the Securities are listed in a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securities will not be delisted as a result of such deposit, defeasance and discharge; and

          (f) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

          SECTION 8.04 Application of Trust Money. Subject to Sections 8.05 and
8.06 of this Indenture, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or
8.03 of this Indenture, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Securities and this Indenture to the payment of principal of, premium if any, and interest on the Securities; but such money need not be segregated from other funds except to the extent required by law.

          SECTION 8.05 Repayment to Company . Subject to Sections 7.06, 8.01,
8.02 and 8.03 of this Indenture, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent before being required to make any payment may, in its discretion, cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company; and provided further, however, that the Trustee may comply with any applicable escheat or abandoned property law. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          SECTION 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03 of this Indenture, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or
8.03 of this Indenture, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03 of this Indenture, as the case may be; provided, however, that, if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 9

                      Amendments, Supplements and Waivers

          SECTION 9.01 Without Consent of Holders. The Company, when authorized by a resolution of the Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to comply with Article 5 of this Indenture;

          (c) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

          (d) to provide for uncertified Securities in addition to or in place of certificated Securities; or

          (e) to make any change that does not adversely affect the rights of any Holder.

          SECTION 9.02 With Consent of Holders. Subject to Sections 6.04 and
6.07 of this Indenture and without prior notice to the Holders, the Company, when authorized by the Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities.

          Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount of, or premium, if any, or interest on, any Security, or adversely affect any right of repayment at the option of any Holder of any Security, or change the place or currency of payment of principal of, premium, if any, or interest on, any Security, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or in the case of a redemption, on or after the Redemption Date) of any Security;

          (b) reduce the percentage in principal amount of the outstanding Securities required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain defaults and their consequences provided for in this Indenture;

          (c) waive a default in the payment of principal of, premium, if any, or interest on, any Security; or

          (d) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

          SECTION 9.03 Revocation and Effect of Consent. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the security of the consenting Holder; even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date such amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (a) through (d) of Section 9.02 of this Indenture. In case of an amendment or waiver of the type described in clauses (a) through (d) of Section 9.02 of this Indenture, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

          SECTION 9.04 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the change terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

          SECTION 9.05 Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 9.06 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the TIA as then in effect.

                                   ARTICLE 10

                                 Miscellaneous

          SECTION 10.01 Trust Indenture Act of 1939. This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          SECTION 10.02  Notices.
Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

          if to the Company:

            Terra Industries Inc.
            600 Fourth Street
            Terra Centre
            Sioux City, Iowa  51101
            Attention:  Chief Financial Officer

          if to the Trustee:

            First Trust National Association
            180 East Fifth Street
            St. Paul, Minnesota 55101
            Attention:  Corporate Finance

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to such Holder at its address as it appears on the Security Register by first class mail and shall be sufficiently given if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 10.03. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

          SECTION 10.04 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture shall include:

          (a) a statement that the person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

          (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with, and such other opinions as the Trustee may reasonably request; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 10.05 Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 10.06 Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Stated Maturity or date of maturity of any Security shall not be a Business Day at any place of payment, then payment of principal of, premium, if any, or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity or date of maturity of such Security; provided, however, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be, to the next succeeding Business Day.

          SECTION 10.07 GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES. THE TRUSTEE, THE COMPANY AND THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OF THE SECURITIES.

          SECTION 10.08  No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 10.09 No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on, any of the Securities or for any claim based thereon or otherwise in respect thereof or by reason thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any of the Securities or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person, past, present or future, of the Company or any successor Person thereof. Each Holder, by accepting such Securities (or interest therein), waives and releases all such liability.

          SECTION 10.10 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 10.11 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          SECTION 10.12 Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 10.13 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                *      *      *

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                              TERRA INDUSTRIES INC.


                              BY: /s/ Francis G. Meyer
                                  ---------------------------------
                                  Name:  Francis G. Meyer
                                  Title: Vice President &
                                         Chief Financial Officer


                              FIRST TRUST NATIONAL ASSOCIATION

                              BY: /s/ Scott Strodthoff
                                  ---------------------------------
                                  Name:  Scott Strodthoff
                                  Title: Vice President

STATE OF IOWA       )
                    )   SS:
COUNTY OF WOODBURY  )

          On this 22nd day of June, 1995, before me personally came Francis G. Meyer, to me known, who, being by me duly sworn, did depose and say that he resides in Sioux City, Iowa, that he is Vice President and Chief Financial Officer of TERRA INDUSTRIES INC., one of the corporations described in and that executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.



                                        /s/ Jane A. Rice
                                        -------------------------------
                                        Notary Public

(Notarial Seal)

STATE OF NEW YORK      )
                       ) SS:
COUNTY OF NEW YORK     )

          On this 22nd day of June, 1995, before me personally came Scott Strodthoff, to me known, who by me duly sworn, did depose and say that he resides in Arden Hills, Minnesota; that he is Vice President of FIRST TRUST NATIONAL ASSOCIATION, one of the entities described in and that executed the above instrument; and that he signed his name thereto by authority of the by-laws of said trust company.



                                         /s/ Lisa Hochstadt
                                         ---------------------------------
                                         Notary Public


(Notarial Seal)

                                                                       EXHIBIT A
                                                                       ---------


                          (FACE OF SERIES A SECURITY)

[Legend if Security is deemed a Restricted Security]

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPHS (a)(1), (a)(2),
(a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE

DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

[Legend if Global Security]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             TERRA INDUSTRIES INC.

                     10 1/2% Senior Note due 2005, Series A

NO.                                                    CUSIP NO. [880915 AC7]
                                                                 [880915 AD5]

          TERRA INDUSTRIES INC., a Maryland corporation (the "Company," which term includes any successor corporation) under the Indenture hereinafter referred to, for value received, promises to pay to ________________, or its registered assigns, the principal sum of ______________ ($_________), in United States dollars on June 15, 2005, at the office or agency of the Company referred to below, and to pay interest thereon from June 22, 1995, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 15 and December 15, in each year, commencing December 15, 1995 at the rate of 10 1/2% per annum, in United States dollars, until the principal hereof is paid or duly provided for. In addition, in the event that either (a) an Exchange Offer Registration Statement is not filed by the Company with the Commission in connection with a Registered Exchange Offer on or prior to July 22, 1995, (b) such Exchange Offer Registration Statement is not declared effective by the Commission on or prior to September 20, 1995, or (c) (i) the Registered Exchange Offer is not consummated on or prior to October 20, 1995 or
(ii) a Shelf Registration Statement has not been declared effective on or prior to October 20, 1995 in the event the Registered Exchange Offer is not consummated or a Shelf Registration has been requested by the Initial Purchasers, the interest rate borne by the Series A Securities shall be increased (an "Interest Rate Increase") by one quarter of one percent per annum; commencing July 22, 1995 in the case of (a) above, commencing September 20, 1995 in the case of (b) above, commencing October 20, 1995 in the case of (c) above; provided that the aggregate increase in such interest rate from the original interest rate will in no event exceed one percent per annum; provided, further, that upon the filing of an Exchange Offer Registration Statement in the case of
(a) above, the effectiveness of the Exchange Offer Registration Statement in the case of (b) above, or the effectiveness of the Shelf Registration Statement or the day before the date of the consummation of the Registered Exchange Offer, as the case may be, in the case of (c) above, the interest rate borne by the Securities shall from the date of such filing, effectiveness or day before the date of consummation, as the case may be, be reduced by the full amount of any such Interest Rate Increase.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest

Payment Date. Any such interest paid or duly provided for within 30 days after the Interest Payment Date on which such interest payment was due will, as provided in such Indenture, be paid to such Person, together with interest on such past due interest payment at the interest rate borne by the Series A Securities, to the extent lawful. Any such interest not so paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Series A Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest which shall be the fifteenth day next preceding the date fixed by the Company for the payment of default interest, notice whereof shall be given to Holders of Securities not less than 15 days prior to such special record date.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                    TERRA INDUSTRIES INC.


                                    By:
                                        ------------------------------------


                                    Title:
                                           ---------------------------------


                                    By:
                                        ------------------------------------


                                    Title:
                                           ---------------------------------

               (Form of Trustee's Certificate of Authentication)

          This is one of the 10 1/2% Senior Notes due 2005, Series A described in the within-mentioned Indenture.

Dated: __________, ____


                               FIRST TRUST NATIONAL ASSOCIATION,
                                 as Trustee


                               By:
                                   ------------------------------
                                        Authorized Signature

                      (REVERSE SIDE OF SERIES A SECURITY)

                             TERRA INDUSTRIES INC.
                     10 1/2% Senior Note due 2005, Series A

1.   Principal and Interest.
     ----------------------

          The Company will pay the principal of this 10 1/2% Senior Note due 2005, Series A (a "Series A Security") on June 15, 2005.

          The Company promises to pay interest on the principal amount of this Security on each Interest Payment Date, as set forth below, at the rate per annum shown above.

          Interest will be payable semiannually (to the holders of record of the Securities at the close of business on June 1 or December 1 immediately preceding the applicable Interest Payment Date) on each Interest Payment Date, commencing December 15, 1995. Interest on the Securities will accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from June 22, 1995; provided, however, that, if there is no existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate of 10 1/2% per annum.

2.   Method of Payment.
     -----------------

          The Company will pay interest (except defaulted interest) on the principal amount of the Securities on each June 15 and December 15, commencing December 15, 1995, to the persons who are Holders (as reflected in the Security Register) at the close of business on the June 1 or December 1 immediately preceding the applicable Interest Payment Date, in each case, even if the Security is canceled on registration of transfer or registration of exchange after such payment date; provided, however, that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to a Paying Agent on or after June 15, 2005. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, with respect to Securities in certificated form, the Company may pay interest by check mailed to the address of the Person entitled thereto as such address shall appear on the Security

Register. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.   Paying Agent and Registrar.
     --------------------------

          Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

4.   Registration Rights.
     -------------------

          The Holder of this Series A Security is entitled to the benefits of the Registration Rights Agreement between the Company and the Initial Purchasers, dated June 22, 1995, pursuant to which, subject to the terms and conditions thereof, the Company is obligated to consummate the Registered Exchange Offer pursuant to which the Holder of this Security shall have the right to exchange this Security for 10 1/2% Senior Notes due 2005, Series B (herein called the "Series B Securities") in like principal amount as provided therein. The Series A Securities and the Series B Securities are together referred to as the "Securities." The Series A Securities rank pari passu in right of payment with the Series B Securities.

5.   Indenture; Limitations.
     ----------------------

          The Company issued the Series A Securities under an Indenture dated as of June 22, 1995 (the "Indenture"), between the Company and First Trust National Association (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

          The Securities are general obligations of the Company. The Indenture limits the original aggregate principal amount of the Series A Securities to $200,000,000.

6.   Optional Redemption.
     -------------------

          The Company may redeem all the Securities or any portion of the Securities from time to time, on or after June 15, 2000, at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period beginning June 15 of the years indicated:

                   Year                      Redemption Price
                   ----                      ----------------
                   2000........................  105.250%
                   2001........................  102.625%
                   2002 and thereafter.........  100.000%

of the principal amount, plus accrued and unpaid interest (if any) to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

7.   Notice of Redemption.
     --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Security Register. Securities in original denominations larger than $1,000 may be redeemed in part. On the Redemption Date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Redemption Price.

8.   Denominations; Transfer; Exchange.
     ---------------------------------

          If this Series A Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series A Security is registrable on the Security Register of the Company, upon surrender of this Series A Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Series A Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferree or transferees.

          If this Series A Securities is a Restricted Security in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the Holder, provided it is a Qualified Institutional Buyer, may exchange this Series A Security for a Book-Entry Security by instructing the Trustee (by completing the Transferee Certificate in the form attached to this Security) to arrange for such Series A Security to be represented by a beneficial interest in a Global Security in accordance with the customary procedures of the Depository, unless the Company has elected not to issue a Global Security.

          If this Series A Security is a Global Security, it is exchangeable for a Series A Security in certificated form only if (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 30 days or (y) there shall have occurred and be continuing an Event of Default or (z) the Company may at any time determine not to have Series A Securities represented by a Global Security. In addition, in accordance with the provisions of the Indenture and subject to certain limitations therein set forth, an owner of a beneficial interest in a Global Security which is a Series A Security may request a Series A Security in certificated form, in exchange in whole or in part, as the case may be, for such beneficial owner's interest in the Global Security. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Series A Securities in authorized denominations equal in aggregate principal amount to such beneficial interest and to have such Series A Securities registered in its name.

          Series A Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series A Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange or redemption of Series A Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

9.   Rule 144A Information.
     ---------------------

          At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a Series A Security, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series A Security who such Holder informs the Company is reasonably believed to be a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

10.  Persons Deemed Owners.
     ---------------------

          A Holder may be treated as the owner of a Security for all purposes.

11.  Unclaimed Money.
     ---------------

          If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the

Company for payment, unless an abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.  Discharge Prior to Redemption or Maturity.
     -----------------------------------------

          If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Securities (a) to redemption or maturity, the Company will be discharged from the Indenture and the Securities, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

13.  Amendment; Supplement; Waiver.
     -----------------------------

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities and make any change that does not adversely affect the rights of any Holder.

14.  Restrictive Covenants.
     ---------------------

          The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to pay dividends, create Liens, enter into sale-leaseback transactions, sell assets, engage in transactions with Affiliates or incur Indebtedness. At the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

15.  Successor Corporations.
     ----------------------

          When a successor person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor person will be released from those obligations.

16.  Defaults and Remedies.
     ---------------------

          An Event of Default is: a default in payment of principal of or premium, if any, on the Securities; default in the payment of interest on the Securities for 30 days; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture; certain events of bankruptcy or insolvency; certain final judgments which remain undischarged; and certain events of default on other Indebtedness of the Company and/or one or more of its Significant Subsidiaries.

          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Securities automatically become due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of at least a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

17.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.
     --------------------------

          No stockholder, director, officer, employee or incorporator as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

20.  Abbreviations.
     -------------

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Terra Industries Inc., 600 Fourth Street, Terra Centre, Sioux City, Iowa 51101,
Attention: Chief Financial Officer.

I or we assign and transfer this Security to:
- --------------------------------------------






Please insert social security or other identifying number of assignee
- ---------------------------------------------------------------------



- ----------------------------------------------------------------------------


- ----------------------------------------------------------------------------


Print or type name, address and zip code of assignee and irrevocably appoint
       ---------------------------------------------------------------------


[Agent], to transfer this Security on the books of the Company. The Agent may substitute another to act for him.


Dated                                    Signed
     -----------------------------              -----------------------------


- ----------------------------------------------------------------------------
(Sign exactly as name appears on the other side of this Security)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Security purchased by the Company pursuant to Section 4.10 or Section 4.11, as applicable, of the Indenture, check the
Box: [_].

          If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.10 or Section 4.11 as applicable, of the Indenture, state the amount (in original principal amount):

                               $               .
                                ---------------

Date:                              Your Signature:
     ----------------------                       ---------------------------

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
                    -----------------------------------------------

                          (FACE OF SERIES B SECURITY)

[Legend if Global Security]

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             TERRA INDUSTRIES INC.

                     10 1/2% Senior Note due 2005, Series B

NO.                                          CUSIP NO. 880915 -- --

          TERRA INDUSTRIES INC., a Maryland corporation (the "Company," which term includes any successor corporation) under the Indenture hereinafter referred to, for value received, promises to pay to ________________ or registered assigns, the principal sum of ______________ ($_________) in United States dollars on June 15, 2005, at the office or agency of the Company referred to below, and to pay interest thereon from June 22, 1995, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 15 and December 15, in each year, commencing December 15, 1995 at the rate of 10 1/2% per annum, in United States dollars, until the principal hereof is paid or duly provided for; provided that to the extent interest has been paid or duly provided for with respect to the Series A Security exchanged for this Series B Security, interest on this Series B Security shall accrue from the most recent Interest Payment Date to which such interest on the Series A Security has been paid or duly provided for. In addition, for any period in which the Series A Security exchanged for this Series B Security was outstanding, in the event that either (a) an Exchange Offer Registration Statement is not filed by the Company with the Commission in connection with a Registered Exchange Offer on or prior to July 22, 1995, (b) such Exchange Offer Registration Statement is not declared effective by the Commission on or prior to September 20, 1995, or (c) (i) the Registered Exchange Offer is not consummated on or prior to October 20, 1995 or
(ii) a Shelf Registration Statement has not been declared effective on or prior to October 20, 1995 in the event the Registered Exchange Offer is not consummated or a Shelf Registration has been requested by the Initial Purchasers, the interest rate borne by the Securities shall be increased (an "Interest Rate Increase") by one-quarter of one percent per annum; commencing July 22, 1995 in the case of (a) above, commencing September 20, 1995 in the case of (b) above, commencing October 20, 1995 in the case of (c) above; provided that the aggregate increase in such interest rate from the original interest rate will in no event exceed one percent per annum; provided, further, that upon the filing of an Exchange Offer Registration Statement, in the case of
(a) above, the effectiveness of the Exchange Offer Registration Statement in the case of (b) above, or the effectiveness of the Shelf Registration Statement or the day before the date of the consummation of the Registered Exchange Offer, as the case may be, in the case of (c) above, the interest rate borne by the Securities shall from the date of such filing, effectiveness or day before the date of consummation, as the case may be, be reduced by the full amount of any such Interest Rate Increase; and provided, further, that to the extent interest at such increased interest rate has been paid or duly provided for with respect to the Series A Security exchanged for this Series B Security, interest at such increased interest rate, if any, on this Series B Security shall accrue from the most recent Interest Payment Date to which such interest on the Series A Security has been paid or duly provided for.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest paid or duly provided for within 30 days after the Interest Payment Date on which such interest payment was due will, as provided in such Indenture, be paid to such Person, together with interest on such past due interest payment at the interest rate borne by the Series B Securities, to the extent lawful. Any such interest not so paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Series B Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest which shall be the fifteenth day next preceding the date fixed by the Company for the payment of default interest, notice whereof shall be given to Holders of Securities not less than 15 days prior to such special record date.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                    TERRA INDUSTRIES INC.

                                    By: _________________________________

                                    Title: ______________________________


                                    By: _________________________________

                                    Title: ______________________________

               (Form of Trustee's Certificate of Authentication)


          This is one of the 10 1/2% Senior Notes due 2005, Series B described in the within-mentioned Indenture.

Dated: __________, ____

                                   FIRST TRUST NATIONAL ASSOCIATION,
                                        as Trustee

                                   By: ______________________________
                                            Authorized Signature

                      (REVERSE SIDE OF SERIES B SECURITY)

                             TERRA INDUSTRIES INC.
                     10 1/2% Senior Note due 2005, Series B

1.   Principal and Interest.
     ----------------------

          The Company will pay the principal of this 10 1/2% Senior Note due 2005, Series B (a "Series B Security") on June 15, 2005.

          The Company promises to pay interest on the principal amount of this Security on each Interest Payment Date, as set forth below, at the rate per annum shown above.

          Interest will be payable semiannually (to the holders of record of the Securities at the close of business on June 1 or December 1 immediately preceding the applicable Interest Payment Date) on each Interest Payment Date, commencing December 15, 1995; provided that to the extent interest has been paid or duly provided for with respect to the Series A Security exchanged for this Series B Security, interest on this Series B Security shall accrue from the most recent Interest Payment Date to which such interest on the Series A Security has been paid or duly provided for. Interest on the Securities will accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from June 22, 1995; provided, however, that, if there is no existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate of 10 1/2% per annum.

2.   Method of Payment.
     -----------------

          The Company will pay interest (except defaulted interest) on the principal amount of the Securities on each June 15 and December 15, commencing December 15, 1995, to the persons who are Holders (as reflected in the Security Register) at the close of business on the June 1 or December 1 immediately preceding the applicable Interest Payment Date, in each case, even if the Security is cancelled on registration of transfer or registration of exchange after such payment date; provided, however, that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to a Paying Agent on or after June 15, 2005. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, with respect to Securities in certificated form, the Company may pay interest by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.   Paying Agent and Registrar.
     --------------------------

          Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.

4.   Registration Rights.
     -------------------

          The Series B Securities were issued pursuant to the Registered Exchange Offer pursuant to which the 10 1/2% Senior Notes due 2005, Series A (herein called the "Series A Securities") in like principal amount were exchanged for the Series B Securities. The Series A Securities and the Series B Securities are together referred to as the "Securities." The Series B Securities rank pari passu in right of payment with the Series A Securities.

5.   Indenture; Limitations.
     ----------------------

          The Company issued the Series B Securities under an Indenture dated as of June 22, 1995 (the "Indenture"), between the Company and First Trust National Association (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

          The Securities are general obligations of the Company. The Indenture limits the original aggregate principal amount of the Series B Securities to $200,000,000.

6.   Optional Redemption.
     -------------------

          The Company may redeem all the Securities or any portion of the Securities from time to time, on or after June 15, 2000, at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period beginning June 15 of the years indicated:

               Year                       Redemption Price
               ----                       ----------------

               2000.........................  105.250%
               2001.........................  102.625%
               2002 and thereafter..........  100.000%

of the principal amount, plus accrued and unpaid interest (if any) to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

7.   Notice of Redemption.
     --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Security Register. Securities in original denominations larger than $1,000 may be redeemed in part. On the Redemption Date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Redemption Price.

8.   Denominations; Transfer; Exchange.
     ---------------------------------

          If this Series B Security is in certificated form, then as provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series B Security is registrable on the Security Register of the Company, upon surrender of this Series B Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Series B Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          In addition, the Company may at any time determine not to have Series B Securities represented in certificated form, in which event the Holder of a Series B Security in certificated form may be required to exchange this Series B Security for a Book-Entry Security.

          If this Series B Security is a Global Security, it is exchangeable for a Series B Security in certificated form only if (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 30 days or (y) there shall have occurred and be continuing an Event of Default or (z) the Company may at any time determine not to have Series B Securities represented by a Global Security. In addition, in accordance with the provisions of the

Indenture and subject to certain limitations therein set forth, an owner of a beneficial interest in a Global Security which is a Series B Security may request a Series B Security in certificated form, in exchange in whole or in part, as the case may be, for such beneficial owner's interest in the Global Security. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in certificated form of Series B Securities in authorized denominations equal in aggregate principal amount to such beneficial interest and to have such Series B Securities registered in its name.

          Series B Securities in certificated form are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set foth, the Series B Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any registration of transfer or exchange or redemption of Series B Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

9.   Rule 144A Information.

          At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the written request of a Holders of a Series B Security, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Series B Security who such Holder informs the Company is reasonably believed to be a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act designated by such Holders, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

10.  Persons Deemed Owners.

          A Holder may be treated as the owner of a Security for all purposes.

11.  Unclaimed Money.

          If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.       Discharge Prior to Redemption or Maturity.

          If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Securities (a) to redemption or maturity, the Company will be discharged from the Indenture and the Securities, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

13.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities and make any change that does not adversely affect the rights of any Holder.

14.  Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to pay dividends, create Liens, enter into sale-leaseback transactions, sell assets, engage in transactions with Affiliates or incur Indebtedness. At the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

15.  Successor Corporations.

          When a successor person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor person will be released from those obligations.

16.  Defaults and Remedies.

          An Event of Default is: a default in payment of principal of or premium, if any, on the Securities; default in the payment of interest on the Securities for 30 days; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture; certain events of bankruptcy or insolvency; certain final judgments which remain undischarged; and certain events of default on other Indebtedness of the Company and/or one or more of its Significant Subsidiaries.

          If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Securities automatically become due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of at least a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

17.  Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18.  No Recourse Against Others.

          No stockholder, director, officer, employee or incorporator as such, past, present or future, of the Company or any successor corporation shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19.  Authentication.

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

20.  Abbreviations.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Terra Industries Inc., 600 Fourth Street, Terra Centre, Sioux City, Iowa 51101,
Attention: Chief Financial Officer.

I or we assign and transfer this Security to:
- --------------------------------------------




Please insert social security or other identifying number of assignee
- ---------------------------------------------------------------------





- ---------------------------------------------------------------------


- ---------------------------------------------------------------------




Print or type name, address and zip code of assignee and irrevocably appoint________________________________________________________________

[Agent], to transfer this Security on the books of the Company. The Agent may substitute another to act for him.

Dated  ____________________         Signed  ______________________



________________________________________________________________________
(Sign exactly as name appears on the other side of this Security)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Security purchased by the Company pursuant to
Section 4.10 or Section 4.11, as applicable, of the Indenture, check the Box:
[  ].




          If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.10 or Section 4.11 as applicable, of the Indenture, state the amount (in original principal amount):




                              $ _______________.






Date:  ___________________      Your Signature:  _____________________

(Sign exactly as your name appears on the other side of this Security)






Signature Guarantee:  __________________________________

                                                                      APPENDIX I

                         FORM OF TRANSFEREE CERTIFICATE

                                                  Date:
                                                        ------------------

TERRA INDUSTRIES INC.
c/o First National Trust Assocition
First Trust Center
180 East 5th Street, Suite 200
St. Paul, MN  55101

Dear Sirs:

          I.  We hereby request that $           aggregate principal amount of
10 1/2% Senior Notes due 2005, Series A (the "Notes") of Terra Industries Inc. (the "Company"), be registered in the name set forth below and confirm that either:

          A.   For Transfers Other Than to Qualified Institutional Buyers:

[Check One]

          [_] (1) each person in whose name the Notes are to be registered upon transfer (or, in the case of a transfer to a nominee, each beneficial owner of such Notes) has been advised that such Notes have been sold or transferred to it in reliance upon Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and the address of the person in whose name the Notes are to be registered upon transfer is an address outside the United States (as defined in Regulation S) and such person is not a U.S. Person (as defined in Regulation S).

          [_] (2) the new beneficial owner is an institutional investor and an "accredited investor" (as defined in Regulation D under the Securities Act) that is acquiring the Notes for investment purposes and not for distribution; it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and it and any accounts for which it is acting are each able to bear the economic risk or its investment; and it is acquiring the Notes purchased by its for its own account or for one or more accounts as to each of which it exercises sole investment discretion.

          If this letter is being completed by a prospective purchaser, the undersigned purchaser confirms that the Notes will only be transferred in
accordance with the provisions of the Indenture, dated as of            , 1995,
between Terra Industries Inc. and First Trust National Association, as Trustee, pursuant to which the Notes were issued, and the legend on the Notes, and further, that it understands that, in connection with any such transfer, the Company and the Trustee may request, and if so requested the undersigned purchaser will furnish, such certificates and other information as may be required to confirm that any such transfer complies with the restrictions set forth therein.

          B.   For Transfers to Qualified Institutional Buyers:

[_] The Notes are being transferred to a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act), which person has been advised that the Notes have been sold or transferred to it in reliance upon Rule 144A, and such person wishes the Trustee to arrange for such Notes to be represented by a beneficial interest in a global security and held in book-entry form in accordance with the customary procedures of The Depository Trust Company.

          II. The Notes should be registered as follows (unless the box under I.B above is checked):

Name:
Address:
Tax Identification Number:
Physical Location of Notes (including address):
Contact:

          III. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                Very truly yours,

                                By:
                                    -----------------------------------
                                    Title: